As filed with the Securities and Exchange Commission on August 24, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRACELL BIOTECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant’s name into English)
Cayman Islands	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Building 12, Block B, Phase II
Biobay Industrial Park
218 Sangtian St.
Suzhou Industrial Park, 215123
People’s Republic of China
+86-512-6262-6701
(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
+1 800-221-0102
(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Yili Kevin Xie Chief Financial Officer Building 12, Block B, Phase II Biobay Industrial Park 218 Sangtian St. Suzhou Industrial Park, 215123 People’s Republic of China +86 512-6262-6701	Will H. Cai, Esq. Jie Zhang, Esq. Reid S. Hooper, Esq. Cooley LLP c/o Suites 3501-3505, 35/F Two Exchange Square 8 Connaught Place Central, Hong Kong +852 3758-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated August 24, 2023.
PROSPECTUS
183,702,870 Ordinary Shares
Represented by up to 36,740,574 American Depositary Shares

This prospectus relates to the proposed resale or other disposition of 183,702,870 of our ordinary shares, consisting of (i) 138,900,000 ordinary shares (or equivalent to 27,780,000 of American depositary shares, or ADSs) and (ii) 44,802,870 ordinary shares (or equivalent to 8,960,574 ADSs) issuable upon the exercise of warrants (the “Warrants”) by the selling shareholders identified in this prospectus. The selling shareholders acquired the ordinary shares and the Warrants from us pursuant to that certain Subscription Agreements, dated as of August 7, 2023, by and among us and the purchasers named therein (the “Subscription Agreements”).
We are not selling any ADSs or ordinary shares under this prospectus and will not receive any of the proceeds from the sale or other disposition of ordinary shares (or ADSs representing such shares) by the selling shareholders. However, we will receive proceeds from the exercise, if ever exercised, of the Warrants.
The selling shareholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the ordinary shares (or ADSs representing such shares) described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of ordinary shares (or ADSs representing such shares). We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 49 for more information about how the selling shareholders may sell or dispose of their ordinary shares (or ADSs representing such shares).
Our ADSs are listed on The Nasdaq Global Select Market under the symbol “GRCL.” On August 23, 2023, the last reported sale price of our ADSs on The Nasdaq Global Select Market was $3.39 per ADS.
Investing in the ADSs or our ordinary shares involves a high degree of risk. Before deciding whether to invest in the ADSs or our ordinary shares, you should consider carefully the risks and uncertainties incorporated by reference under the heading “Risk Factors” beginning on page 15 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.
Gracell Biotechnologies Inc. (“Gracell Cayman”) is a Cayman Islands holding company that conducts a significant portion of its operations through its wholly-owned subsidiaries in the United States, Hong Kong and China, as well as a variable interest entity (the “VIE”) and the VIE’s subsidiary. Neither Gracell Cayman nor its subsidiaries own any equity interest or direct foreign investment in the VIE, Gracell Biotechnologies (Shanghai) Co., Ltd. (“Shanghai Gracell Biotech”) and the VIE’s subsidiary, Suzhou Gracell Biotechnologies Co., Ltd. (“Suzhou Gracell Biotech”). Instead, Gracell Cayman relies on contractual arrangements among its PRC subsidiary, the VIE and the VIE’s nominee shareholders, which allow Gracell Cayman to (i) direct the activities of the VIE that most significantly impact the VIE’s economic performance; (ii) receive substantially all of the economic benefits of the VIE and the VIE’s subsidiary; and (iii) have an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law. As a result of these contractual arrangements, Gracell Cayman is considered the primary beneficiary of the VIE and the VIE’s subsidiaries for accounting purposes. For a detailed description about these contractual arrangements, see “Prospectus Summary  —  Contractual Arrangements with the VIE and Its Shareholders.” As a result of the contractual arrangements, holders of the ADSs or our ordinary shares are not holding equity interest in the VIE or its subsidiary but instead are holding equity interest in Gracell Cayman, a Cayman Islands holding company whose consolidated financial results include those of the VIE and its subsidiary under U.S. GAAP. More specifically, investors in the ADSs or our ordinary shares would not hold any ownership interest, directly or indirectly, in the VIE and its subsidiary

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
in China and would merely have a contractual relationship with the operating entities in China. As used in this prospectus, “Gracell Cayman” refers to Gracell Biotechnologies Inc., and “we,” “us,” “our company,” or “our” refers to Gracell Biotechnologies Inc. and its subsidiaries, and, when describing our consolidated financial information, also includes the VIE and its subsidiary in China.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. If the PRC government finds that these contractual arrangements do not comply with PRC laws and regulations, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we and the VIE could be subject to severe penalties or be forced to relinquish our interests in the operations of the VIE and its subsidiary. This would result in the VIE and its subsidiary being deconsolidated. As of December 31, 2020, 2021 and 2022, 24%, 15% and 17% of our assets were held by the VIE, respectively. An event that results in the deconsolidation of the VIE would have a material adverse effect on our operations and result in the value of the securities to diminish substantially or even become worthless. There are substantial uncertainties regarding potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and consequently, significantly affect the financial performance of the VIE and our company as a whole. For a detailed description of the risks associated with our corporate structure, see risks disclosed under “Risk Factors — Risks Related to Our Corporate Structure.”
In addition, we rely on contractual arrangements with the VIE and its shareholders for a portion of our business operations in China, and these contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE. We rely on the performance by the VIE and its shareholders of their obligations under the contracts to direct the activities of the VIE that most significantly impact the VIE’s economic performance. The shareholders of the VIE may not act in the best interests of us or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portion of our business through the contractual arrangements with the VIE. See risks disclosed under “Risk Factors — Risks Related to Our Corporate Structure — We rely on contractual arrangements with the VIE and its shareholders to direct the activities of the VIE that most significantly impact the VIE’s economic performance, which may not be as effective as direct ownership in providing operational control.”
We face various legal and operational risks and uncertainties related to doing business in China, including complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, the use of variable interest entities, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection by the Public Company Accounting Oversight Board (“PCAOB”) on our independent registered public accounting firm in the past, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a U.S. or other foreign exchange. These risks could result in a material adverse change in our operations and the value of the ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline in value or become worthless. Recently, the PRC government initiated a series of regulatory actions and released guidelines to regulate business operations in China with little advance notice, including those related to data security or anti-monopoly concerns, which may have an impact on our ability to conduct certain business in China, accept foreign investments, or list on a U.S. or other foreign exchange. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. For a detailed description of risks and regulations related to doing business in China, see “Risk Factors — Risks Related to Doing Business in China.”
Under our current corporate structure, we may rely on dividend payments from our subsidiaries, to fund any cash and financing requirements we may have. As of the date of this prospectus, none of our subsidiaries have ever issued any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We currently intend to retain all future earnings to finance business operations. As a result, we do not expect to pay any cash dividends in the foreseeable future. Any limitation on the ability of our subsidiaries to distribute dividends to us or on the ability of the VIE to make payments to us may restrict our ability to satisfy our liquidity requirements. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. To the extent cash in the business is in the PRC or a PRC entity and may need to be used to fund operations outside of the

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRC, the funds may not be available due to limitations placed by the government. For more details, see “Prospectus Summary — Restrictions and Limitations on Transfer of Cash.” For more details regarding our condensed consolidated financial statements, see “Item 3. Key Information — Condensed Consolidated Balance Sheets Data,” “Item 3. Key Information — Condensed Consolidated Statements of Operations Data” and “Item 3. Key Information — Condensed Consolidated Cash Flows Data” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus.
Furthermore, trading in our securities on U.S. markets may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to that determination. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA for the fiscal year ended December 31, 2022.
However, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions each year. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our shares and ADSs are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects. See “Risk Factors — Risks Related to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment”. For a detailed description of risks relating to doing business in China, see “Risk Factors — Risks Related to Doing Business in China”.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, certain selling shareholders may from time to time sell ordinary shares (or ADSs representing such shares), described in this prospectus in one or more offerings.
We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). The selling shareholders are offering to sell, and seeking offers to buy, ordinary shares (or ADSs representing such shares) only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any ordinary shares (or ADSs representing such shares) other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise indicated or the context otherwise requires, references to “Gracell Cayman” are to Gracell Biotechnologies Inc., a Cayman Islands exempted company; and references in this prospectus to “Gracell,” “we,” “us,” “our company” and “our” are to Gracell Cayman and its subsidiaries, and in the context of describing our consolidated financial information, also include the VIE and its subsidiary.
For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

ii

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.
Company Overview
We are a global clinical-stage biopharmaceutical company dedicated to discovering and developing breakthrough cell therapies to address major industry challenges and fulfill unmet medical needs in the treatment of cancer. We aim to develop next-generation, transformational CAR-T cell therapies to broaden the use of this potent treatment modality across a wide range of disease indications in hematological malignancies, solid tumors and beyond.
Our pioneering platforms, FasTCAR and TruUCAR, are designed to provide significant advantages as highlighted below:
•
FasTCAR.   With FasTCAR, we are able to deliver younger, less exhausted T cells for autologous cell therapies with enhanced activities and next-day manufacturing versus the industry norm of one to six weeks. FasTCAR is designed to address the most pressing challenges associated with autologous therapies, such as lengthy manufacturing time, suboptimal cell quality, high therapy cost and poor T cell fitness. We transform the three primary production steps — activation, transduction and expansion — into a single “concurrent activation-transduction” step. This is achieved by utilizing XLenti vectors derived from lentivirus to concurrently activate and transduce resting T cells and enable them to stably express one or more CARs and proliferate actively in vivo. In addition, FasTCAR manufactured CAR-T cells are younger, less exhausted and show enhanced proliferation, tissue migration and tumor cell clearance activities as demonstrated in preclinical studies, eliminating the need for the ex vivo expansion phase in the conventional process. This streamlined process significantly shortens the production time from an industry norm of one to six weeks and achieves next-day manufacturing. Shorter manufacturing time is of particular importance to increasing the widespread utility of CAR-T cell therapies, particularly in the case of rapidly progressing cancers. We established fully-closed capability designed to produce FasTCAR product candidates while reducing the risk of contamination and optimizing cost-efficiency. Our significantly shorter manufacturing time and highly efficient manufacturing process may result in meaningful cost savings, increasing the accessibility of cell therapies for cancer patients. We are developing our lead autologous product candidate, GC012F, on our FasTCAR platform.

•
TruUCAR.   With TruUCAR, we are able to derive T cells from non-HLA-matched healthy donors to generate allogeneic CAR-T cell therapies that are readily available off-the-shelf at lower cost for a broad patient base, including those less suitable for autologous CAR-T cell therapies. As with FasTCAR, TruUCAR uses a lentivirus to deliver its CAR. TruUCAR has several key design differences when compared to conventional allogeneic CAR-T approaches. TruUCAR is designed to specifically target a patient’s T cells and natural killer, or NK, cells that would otherwise be directed against the foreign, or allogeneic, cells resulting in rejection by the patients. This feature allows our allogeneic cell therapies to expand in the patient without the need for combination treatment with immunosuppressive agents like anti-CD52 antibodies that may leave a patient at increased risk for infection. TruUCAR is designed to avoid HvG and GvHD, severe adverse events of allogeneic CAR-T cell therapies, and rapidly eliminate cancer cells. As a result, TruUCAR’s approach has the potential to significantly reduce the cost and length of treatment by achieving fast remission and avoiding anti-CD52 treatment and potentially HSCT. We believe that TruUCAR could potentially result in meaningful cost savings, further increasing the accessibility of cell therapies for cancer patients. We are developing multiple allogeneic product candidate such as GC502 based on our TruUCAR platform.

In addition, we have a suite of technology modules, Dual CAR and SMART CARTTM, that can be leveraged with FasTCAR and TruUCAR to generate CAR-T cell therapies. Dual CAR enables the CAR-T cells to target two antigens and has the potential to control relapse by reducing the likelihood of antigen escape and to reduce rejection of the CAR-T cells by patients treated with TruUCAR-enabled allogeneic CAR-T cell therapies. SMART CARTTM is designed to strengthen the functionality of CAR-T cells to combat solid tumors, and aims to overcome TME. SMART CARTTM includes signaling mechanism of inhibitory TME molecule to enhance expansion and persistence and to reduce the exhaustion of CAR T cells. We believe this design has the potential to reverse and turn immunosuppressive signals of TME into stimulatory reactions of CAR-T cells. SMART CARTTM technology can be applied to many targets for the treatment of solid tumors. Additionally, with donor-derived CAR technique, we are developing an allogeneic CAR-T cell therapy program using T cells from HLA-matched donors to minimize risk of GvHD as well as HvG without gene editing.
Our Corporate Structure and Operation in China
Holders of the ADSs are not holding equity interest in the VIE or its subsidiary but instead are holding equity interest in Gracell Cayman, a Cayman Islands holding company whose consolidated financial results include those of the VIE and its subsidiary under U.S. GAAP. More specifically, investors in the ADSs or our ordinary shares would not hold any ownership interest, directly or indirectly, in the VIE and its subsidiary in China and would merely have a contractual relationship with the operating entities in China.
Gracell Biotechnologies Inc. (“Gracell Cayman”) is a Cayman Islands holding company that conducts a significant portion of its operations through its wholly-owned subsidiaries in the United States, Hong Kong and China, as well as a variable interest entity (the “VIE”) and the VIE’s subsidiary. Neither Gracell Cayman nor its subsidiaries own any equity interest or direct foreign investment in the VIE, Gracell Biotechnologies (Shanghai) Co., Ltd. (“Shanghai Gracell Biotech”), and the VIE’s subsidiary, Suzhou Gracell Biotechnologies Co., Ltd. (“Suzhou Gracell Biotech”). Instead, Gracell Cayman relies on contractual arrangements among its PRC subsidiary, the VIE and the VIE’s nominee shareholders, which allow Gracell Cayman to (i) direct the activities of the VIE that most significantly impact the VIE’s economic performance; (ii) receive substantially all of the economic benefits of the VIE and the VIE’s subsidiary; and (iii) have an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law. As a result of these contractual arrangements, Gracell Cayman is considered the primary beneficiary of the VIE and the VIE’s subsidiaries for accounting purposes. Investors in the ADSs or our ordinary shares would not hold any ownership interest, directly or indirectly, in the VIE and its subsidiary in China and would merely have a contractual relationship with the operating entities in China.

The following diagram illustrates our corporate structure as of the date of this prospectus, including our significant subsidiaries and other entities that are material to our business:

Gracell Biotechnologies Inc.
("Gracell Cayman")
100%
Gracell Biotechnologies Holdings Limited
("Gracell BVI")
100%
100%
Gracell Biotechnologies Holdings Limited
("Gracell HK")
Gracell Biopharmaceuticals, Inc.
("Gracell US")
Overseas
Domestics
100%
100%
Suzhou Gracell Bioscience Co., Ltd.
Gracell Bioscience (Shanghai) Co., Ltd.
Gracell Biotechnologies (Shanghai) Co., Ltd.
("Shanghai Gracell Biotech" or "VIE")(1)
100%
100%
Suzhou Gracell Biotechnologies Co., Ltd.
("Suzhou Gracell Biotech")
Hainan Gracell Biomedicine Co., Ltd.
Gracell Biomedicine (Shanghai) Co., Ltd.
Equity Interest
Contractual arrangements

Note:
(1)
Shareholders of Shanghai Gracell Biotech are Dr. William Wei Cao and Xiaomi Hua holding 99.9% and 0.1%, respectively, of the equity interest in the VIE. Dr. Cao is our Founder, Chairman of board of directors and Chief Executive Officer.

Contractual Arrangements with the VIE and Its Shareholders
The following is a summary of the currently effective contractual arrangements by and among Gracell Bioscience (Shanghai) Co., Ltd., (the “WFOE”), the VIE and its shareholders. These contractual arrangements enable us to (i) direct the activities of the VIE that most significantly impact the VIE’s economic performance; (ii) receive substantially all of the economic benefits of the VIE and its subsidiary; and (iii) have an exclusive option to purchase all or part of the equity interests in and assets of the VIE and its subsidiary when and to the extent permitted by PRC law. As a result of these contractual arrangements, Gracell Cayman is considered the primary beneficiary of the VIE and the VIE’s subsidiary for accounting purposes and is able to consolidate the financial results of the VIE and VIE’s subsidiary in the consolidated financial statements in accordance with U.S. GAAP. Investors in the ADSs or our ordinary shares would not hold any ownership interest, directly or indirectly, in the VIE and its subsidiary in China and would merely have a contractual relationship with the operating entities in China.
Voting Rights Proxy Agreement and Power of Attorney.
On November 10, 2020, Dr. William Wei Cao, a shareholder of the VIE, entered into an amendment to voting rights proxy agreement with the WFOE and the VIE and executed a power of attorney, superseding the voting right proxy agreement and the power of attorney he previously executed on January 3, 2019, to irrevocably authorize the WFOE to act as his attorney-in-fact to exercise all of his rights as a shareholder of the VIE, including, but not limited to, the right to (i) propose to hold and attend shareholders’ meetings, (ii) vote on any resolution that requires a shareholder vote pursuant to the applicable laws and article of association of the VIE, such as designation and appointment of directors, the chief executive officer and other senior management members of the VIE, and (iii) exercise other shareholder’s rights, such as the sale or transfer of all or part of the equity interests owned by such shareholder. The voting rights proxy agreement will remain effective for 20 years. Prior to the expiration of the term, the WFOE may extend the term through written notification at its sole discretion.
On November 10, 2020, Xiaomi Hua, a shareholder of the VIE, entered into a voting rights proxy agreement and a power of attorney, each contains terms substantially similar to the amendment to voting rights proxy agreement and power of attorney executed by Dr. Cao respectively, as described above.
Equity Pledge Agreements.   On November 10, 2020, Dr. Cao, a shareholder of the VIE, entered into an equity pledge supplementary agreement with the WFOE and the VIE, superseding the equity pledge agreement he previously executed on March 6, 2020, pursuant to which Dr. Cao pledges all of his equity interest in the VIE to the WFOE to guarantee the performance by Dr. Cao and the VIE of their obligations under the contractual arrangements, including the technical consultation and service agreement, the business cooperation agreement, the call option agreement, the voting rights proxy agreement and the power of attorney. In the event of a breach by any of the VIE’s shareholders of their contractual obligations under these agreements, the WFOE, as pledgee, will have the right to dispose of the pledged equity interests in the VIE. Dr. Cao agrees that, during the term of the equity pledge agreement, he will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests without the prior written consent of the WFOE, except for the performance of the call option agreement. The equity pledge agreements will remain effective until the VIE and its shareholders discharge all of their obligations under the contractual arrangements. On November 10, 2020, Xiaomi Hua, a shareholder of the VIE, entered into an equity pledge agreement, which contains terms substantially similar to the equity pledge supplementary agreement executed by Dr. Cao, as described above. We have registered the equity pledge with the local branches of the Administration for Market Regulation in accordance with applicable PRC law.
Spouse Consent Letter.   On November 10, 2020, the spouse of Dr. Cao, a shareholder of the VIE, unconditionally and irrevocably agreed that the equity interest in the VIE held by Dr. Cao will be disposed of pursuant to the equity pledge agreement, the voting rights proxy agreement and the call option agreement. The spouse agreed not to make any assertions in connection with the equity interest in the VIE held by Dr. Cao.
Agreements That Allow Us to Receive Economic Benefits from the VIE
Technical Consultation and Service Agreement.   Pursuant to the technical consultation and service agreement between the WFOE and the VIE, dated January 3, 2019, the WFOE has the exclusive right to provide to the VIE consultation and services related to, among other things, training and technical support, marketing, management and operation. Without the WFOE’s written consent, the VIE shall not accept any consultation or services covered by this agreement from any third party. The WFOE has the sole and exclusive ownership of intellectual property rights created as a result of the performance of this agreement. The VIE agrees to pay the WFOE an annual service fee at an amount agreed by the WFOE. This agreement will remain effective for a 20-year term and then can be renewed at the WFOE’s sole discretion.
Business Cooperation Agreement.   Pursuant to the business corporation agreement between the WFOE and the VIE, dated January 3, 2019, the WFOE has the exclusive right to provide to the VIE technical support, business support and related consulting services. The WFOE has exclusive right and interests in all intellectual properties arising out of or created during the performance of this agreement. The VIE agrees to pay the WFOE a monthly service fee at an amount agreed by the WFOE. The VIE has no right of early termination while the WFOE may terminate this agreement upon a 30-day prior written notice at any time.
Agreements That Provide Us the Option to Purchase the Equity Interests in the VIE
Call Option Agreement.   The WFOE, the VIE and Dr. Cao, a shareholder of the VIE, entered into an amendment to call option agreement on November 10, 2020, superseding the call option agreement Dr. Cao previously executed on January 3, 2019, pursuant to which he irrevocably grants the WFOE an exclusive option to purchase, or have its designated person or persons to purchase, at its discretion, to the extent permitted by PRC law, all or part of his equity interests in the VIE, and such option may be exercised at the lowest price permitted by applicable PRC law. Any proceeds received by Dr. Cao from the exercise of the option shall be remitted to the WFOE or its designated party, to the extent permitted by applicable PRC law. Dr. Cao undertakes that without the WFOE’s prior written consent, he shall not take any actions that may have material effects on the VIE’s assets, businesses and liabilities, nor shall they appoint or replace any directors of the VIE.
On November 10, 2020, Xiaomi Hua, a shareholder of the VIE, entered into a call option agreement, which contains terms substantially similar to the amendment to call option agreement executed by Dr. Cao, as described above.
In the opinion of AllBright Law Offices, our PRC legal counsel:
•
the ownership structures of the VIE and the WFOE do not and will not result in any violation of PRC laws or regulations currently in effect; and

•
the contractual arrangements among the WFOE, the VIE and the shareholders of the VIE governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect.

However, we have been further advised by our PRC legal counsel that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules, and there can be of no assurance that the PRC government will ultimately take a view that is consistent with the above opinions of our PRC legal counsel. It is also uncertain whether any new PRC laws or regulations relating to the VIE structures will be adopted or if adopted, what they would provide. If we or the VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Risk Factors — Risks Related to Our Corporate Structure — The uncertainties in the PRC legal system may subject our contractual arrangements to different interpretations or enforcement challenges, or subject us to severe penalties or force us to relinquish our interests in our operations” and “Risk Factors — Risks Related to Our Corporate Structure — Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current structure, our business, financial condition and results of operations.”
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of the annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA for the fiscal year ended December 31, 2022. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Risk Factors — Risks Related to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Risk Factors — Related to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”
Summary of Risk Factors
We face various legal and operational risks and uncertainties related to doing business in China, including complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offshore offerings, the use of variable interest entities, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection by the PCAOB, on our independent registered public accounting firm in the past, which may impact our ability to conduct certain businesses, accept foreign investments, or list on a U.S. or other foreign exchange. These risks could result in a material adverse change in our operations and the value of the ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline in value or become worthless, as further explained below:
•
The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in the ADSs and our business face potential uncertainty from the PRC government’s policy. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our ADSs. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline. See “Risk Factors — Risks Related to Doing Business in China — The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in the ADSs and our business face potential uncertainty from the PRC government’s policy”;

•
We believe that our corporate structure and contractual arrangements with the VIE comply with the current applicable PRC laws and regulations. As of the date of this prospectus, we believe that our PRC subsidiaries and the VIE are not required to obtain permission or approval from the Chinese Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) to operate their respective business in China or to approve our contractual arrangements with the VIE and its shareholders. However, PRC laws and regulations governing the conditions and the requirements of such approval are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. Accordingly, the PRC regulatory authorities may take a different view. There can be no assurance that the PRC government authorities would agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. On December 28, 2021, the CAC, and several other regulatory authorities in China jointly promulgated the Cybersecurity Review Measures, which came into effect on February 15, 2022. As the Cybersecurity Review Measures was newly issued, there remain uncertainties as to how it would be interpreted and enforced, and to what extent it may affect us. See “Risk Factors — Risks Related to Doing Business in China — The approval, filing or other requirements of the CSRC, the CAC or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas.” As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions regarding our corporate structure and contractual arrangements from the CSRC, CAC or any other PRC governmental agency. If we, our subsidiaries or the VIE (i) do not receive or maintain such permissions or approvals if required, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) if applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our ADSs may significantly decline in value or become worthless if we are unable to assert our contractual control rights over the economic benefits and assets of the VIE and its subsidiaries. See “Risk Factors — Risks Related to Our Corporate Structure”; and

•
Recently, the PRC government initiated a series of regulatory actions and released guidelines to regulate business operations in China with little advance notice, including those related to data security or anti-monopoly concerns, which may have an impact on our ability to conduct certain business in China, accept foreign investments, or list on a U.S. or other foreign exchange. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. For a detailed description of risks and regulations related to doing business in China, see “Risk Factors — Risks Related to Doing Business in China.”

Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”
Risks Related to Our Limited Operating History, Financial Position and Need for Additional Capital
•
We are a clinical-stage biopharmaceutical company with limited operating history, which may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

•
We have incurred significant losses in every year since our inception. We expect to continue to incur losses over the next several years and may never achieve or maintain profitability.

•
We will need to obtain funding from time to time to complete the development and any commercialization of our product candidates, which may not be available on acceptable terms, or at all. If we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate our product development programs or other operations.

•
Raising additional capital may cause dilution to holders of the ADSs or other securities of our company, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Risks Related to the Development of Our Product Candidates
•
Our product candidates are based on novel technologies, which make it difficult to predict the timing, results and cost of product candidate development and likelihood of obtaining regulatory approval.

•
Our future success is highly dependent on the regulatory approval of GC012F and our other pipeline programs. All of our product candidates will require significant preclinical study and clinical trial before we can seek regulatory approval for and launch a product commercially.

•
We may not be successful in our efforts to extend our pipeline of product candidates, including identifying or discovering additional product candidates in the future.

•
Our preclinical programs may experience delays or may never advance to clinical trials, which would adversely affect our ability to obtain regulatory approvals or commercialize these product candidates on a timely basis or at all, which would have an adverse effect on our business.

•
Adverse effects or other safety risks associated with our product candidates could delay or preclude approval, cause us to suspend or discontinue clinical trials, cause us to abandon product candidates, limit the commercial profile of an approved label or result in significant negative consequences following any potential marketing approval.

•
We have derived and plan to continue to derive results from investigator-initiated trials of our product candidates to expedite our global clinical development activities. Investigator-initiated trials are sponsored and conducted by principal investigators. As a result, our role and access to the clinical results and data are limited and there is no assurance that the clinical data from these trials will be accepted or considered by the FDA, the NMPA, or other comparable regulatory authorities.

Risks Related the Development of Our Product Candidates
•
All of our product candidates are in early stages of development. If we are unable to advance our product candidates through clinical development, obtain regulatory approval and ultimately commercialize our product candidates, or experience significant delays in doing so, our business will be materially harmed.
•
Our product candidates are based on novel technologies, which make it difficult to predict the timing, results and cost of product candidate development and likelihood of obtaining regulatory approval.

Risks Related to Our Business Operations
•
As a company currently with substantial operations outside of the United States, our business is subject to economic, political, regulatory and other risks associated with international operations.

•
We are a fast-growing emerging company and may experience difficulties in managing this growth.

Risks Related to Regulatory Approval of Our Product Candidates and Other Legal Compliance Matters
•
Even if we complete the necessary preclinical studies and clinical trials, the regulatory approval process is expensive, time-consuming and uncertain and may prevent us from obtaining approvals for the commercialization of some or all of our product candidates. As a result, we cannot predict when or if, and in which territories, we will obtain marketing approval to commercialize a product candidate.

•
Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions.

Risks Related to the Commercialization of Our Product Candidates
•
If we are unable to establish sales, marketing and distribution capabilities for our product candidates, or enter into sales, marketing and distribution agreements with third parties, we may not be successful in commercializing our product candidates, if and when they are approved.

•
We operate in a rapidly changing industry and face significant competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

Risks Related to Our Intellectual Property
•
If we are unable to obtain, maintain, defend and enforce patent and other intellectual property rights for our technologies and product candidates, or if the scope of the patent and other intellectual property rights obtained is not sufficiently broad, our competitors and other third parties could develop and commercialize technology and biologics similar or identical to ours, and our ability to successfully commercialize our technology and product candidates may be impaired.

•
The intellectual property landscape around technology involving cellular therapies, including CAR-T cell therapies, is highly dynamic, and third parties may initiate legal proceedings alleging that we are infringing, misappropriating or otherwise violating their intellectual property rights, the outcome of which would be uncertain and could significantly harm our business.

Risks Related to Our Corporate Structure
•
The uncertainties in the PRC legal system may subject our contractual arrangements to different interpretations or enforcement challenges, or subject us to severe penalties or force us to relinquish our interests in our operations.

•
We rely on contractual arrangements with the VIE and its shareholders to direct the activities of the VIE that most significantly impact the VIE’s economic performance, which may not be as effective as direct ownership in providing operational control.

Risks Related to Doing Business in China
•
The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in the ADSs and our business face potential uncertainty from the PRC government’s policy.

•
The pharmaceutical industry in China is highly regulated and such regulations are subject to change which may affect approval and commercialization of our drugs.

•
Changes in U.S. and international trade policies, particularly with regard to China, may adversely impact our business and operating results.

•
If we are classified as a “resident enterprise” of China under the PRC Enterprise Income Tax Law, we and our non-PRC shareholders could be subject to unfavorable tax consequences, and our business, financial condition and results of operations could be materially and adversely affected.

•
The approval, filing or other requirements of the CSRC, the CAC or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas.

•
We and our shareholders face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises, assets attributed to a PRC establishment of a non-PRC company or immovable properties located in China owned by non-PRC companies.

•
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections.

•
Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

•
Various proceedings and legislative and regulatory developments due to political tensions between the U.S. and China may have an adverse impact on our listing and trading in the U.S., including adverse impact on the market prices of the ADSs.

•
Proceedings instituted by the SEC against the “big four” PRC-based accounting firms, including our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act, adverse impact on the trading prices of the ADSs, or possible delisting.

Risks Related to the ADSs
•
If we fail to maintain effective internal controls over financial reporting, our ability to produce accurate financial statements on a timely basis could be impaired.

•
Holders of the ADSs have fewer rights than our shareholders and must act through the depositary to exercise their rights.

Transfer of Cash Through Our Organization
Although we consolidate the results of the VIE and its subsidiaries under U.S. GAAP, we only have access to the assets or earnings of the VIE and its subsidiaries through our contractual arrangements with the VIE and its shareholders. The cash flows that have occurred between Gracell Cayman, its subsidiaries and the VIE and its subsidiaries are summarized as follows:
	For the years ended December 31,
	2020	2021	2022
	RMB	RMB	RMB	US$
	(in thousands)
Fees paid for services to the VIE and its subsidiaries	16,906	16,226	26,415	3,830
Restrictions and Limitations on Transfer of Cash
Gracell Cayman is incorporated in the Cayman Islands and its businesses in China are conducted mainly through its PRC subsidiaries and partly through the VIE and its subsidiary. While we currently do not have cash management policies and procedures on the transfer of funds within our group, we face various restrictions and limitations on foreign exchange, our ability to transfer cash between entities, across borders and to U.S. investors, and our ability to distribute earnings from our subsidiaries and/or the VIE and its subsidiaries, to Gracell Cayman and holders of the ADSs as well as the ability to settle amounts owed under the contractual arrangements with the VIE.
Uncertainties regarding the interpretation and implementation of the contractual arrangements with the VIE could limit our ability to enforce such agreements. If the PRC authorities determine that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations, or if current regulations change or are interpreted differently in the future, our ability to settle amount owed by the VIE under the VIE agreements may be seriously hindered.
Current PRC regulations permit our PRC subsidiaries, including the WFOE, to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries, the VIE and its PRC subsidiaries are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiaries and the VIE and its subsidiaries may also allocate a portion of their after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if the WFOE incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect the WFOE’s ability to pay dividends and other distributions to us. Any limitation on the ability of our PRC subsidiaries, including the WFOE, to distribute dividends to us or on the ability of the VIE to make payments to the WFOE may restrict our ability to satisfy our liquidity requirements. See “Item 4. Information on the Company — B. Business Overview —  Regulation — PRC Regulation — Other PRC National- and Provincial-Level Laws and Regulations —  Regulations Relating to Dividend Distributions” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus
Gracell HK may be considered a non-resident enterprise for tax purposes, so that any dividends paid by our PRC subsidiaries to Gracell HK may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10%. If we are required under the PRC Enterprise Income Tax Law to pay income tax for any dividends we receive from PRC subsidiaries, or if Gracell HK is determined by PRC government authority as receiving benefits from reduced income tax rate due to a structure or arrangement that is primarily tax-driven, it would materially and adversely affect the amount of dividends, if any, we may pay to our shareholders and ADS holders. If the PRC tax authorities determine that Gracell Cayman is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% tax from dividends we pay to our shareholders and ADS holders, in each case that are non-resident enterprises. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Dividends we receive from our subsidiaries located in the PRC may be subject to PRC withholding tax, which could materially and adversely affect the amount of dividends, if any, we may pay our shareholders” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus.
In addition, non-resident enterprise shareholders, including our ADS holders, may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or ordinary shares if such income is treated as sourced from within the PRC. Furthermore, if Gracell Cayman were deemed to be a PRC resident enterprise, dividends paid to our non-PRC individual shareholders, including our ADS holders, and any gain realized on the transfer of ADSs or ordinary shares by such holders may be subject to PRC tax at a rate of 20% which in the case of dividends may be withheld at source. Any such tax may reduce the returns on your investment in the ADSs or ordinary shares. See “Risk Factors — Risks Related to Doing Business in China — If we are classified as a “resident enterprise” of China under the PRC Enterprise Income Tax Law, we and our non-PRC shareholders could be subject to unfavorable tax consequences, and our business, financial condition and results of operations could be materially and adversely affected.”
Our offshore entities are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to the approval of government authorities and limits on the amount of capital contributions and loans. This may delay or prevent us from using the proceeds from our offshore capital raising activities to make loans or capital contribution to our PRC subsidiaries. See “Risk Factors — Risks Related to Our Business and Industry — PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiary.”
Additionally, the PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange of the PRC (the “SAFE”) by complying with certain procedural requirements. Dividends payments to us by Gracell HK in foreign currencies are subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approvals by or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, our PRC subsidiaries, including the WFOE, may not be able to pay dividends in foreign currencies to us and our access to cash generated from its operations will be restricted. See “Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may affect the value of your investment” and “Risk Factors — Risks Related to Doing Business in China — Fluctuation in exchange rates could have a negative effect on our results of operations and the value of your investment.”
Taxation on Dividends or Distributions
Gracell Cayman’s source of dividend partly comes from dividends paid by its PRC subsidiaries, including the WFOE, which in part depends on payments received from the VIE under the contractual arrangements with the VIE. None of our subsidiaries has declared or paid any dividend or distribution to us. We have never declared or paid any dividend on our ordinary shares and we have no current intention to pay dividends to shareholders or holders of ADSs. We currently intend to retain most, if not all, of our available funds and any future earnings to fund the research and development of our product candidates and the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future.
Under the current laws of the Cayman Islands, Gracell Cayman is not subject to tax on income or capital gains. Upon payments of dividends to our shareholders, no Cayman Islands withholding tax will be imposed. For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid in Mainland China and Hong Kong, assuming that: (i) we have taxable earnings in the VIE, and (ii) we determine to pay a dividend in the future:
Hypothetical pre-tax earnings in the VIE(1)	100%
Tax on earnings at statutory rate of 25% at WFOE level	(25)%
Amount to be distributed as dividend from WFOE to Gracell HK(2)	75%
Withholding tax at tax treaty rate of 5%	(3.75)%
Amount to be distributed as dividend at Gracell HK level and net distribution to Gracell Cayman(3)	71.25%

Notes:
(1)
For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount is assumed to equal Chinese taxable income.

(2)
China’s Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a Foreign Invested Enterprise to its immediate holding company outside of Mainland China. A lower withholding income tax rate of 5% is applied if the Foreign Invested Enterprise’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with Mainland China, subject to a qualification review at the time of the distribution. There is no incremental tax at Gracell HK level for any dividend distribution to Gracell Cayman.
(3)
If a 10% withholding income tax rate is imposed, the withholding tax will be 7.5 and the amount to be distributed as dividend at Gracell HK level and net distribution to Gracell Cayman will be 67.5.

Condensed Consolidated Financial Statements
For more details regarding our condensed consolidated financial statements, see “Item 3. Key Information — Condensed Consolidated Balance Sheets Data,” “Item 3. Key Information — Condensed Consolidated Statements of Operations Data” and “Item 3. Key Information — Condensed Consolidated Cash Flows Data” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus.
Corporate Information
In May 2018, we incorporated Gracell Cayman under the laws of the Cayman Islands as our offshore holding company. Our principal executive offices are located at Building 12, Block B, Phase II, Biobay Industrial Park, 218 Sangtian St., Suzhou Industrial Park, People’s Republic of China. Our telephone number at this address is +86-512-6262-6701. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part. Investors should submit any inquiries to the address and telephone number of our principal executive offices.
Implications of Being a Foreign Private Issuer
Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•
the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. The information we are required to file with or furnished to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.
Implications of Being an Emerging Growth Company
As a company with less than $1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) related to the assessment of the effectiveness of the emerging growth company’s internal control over financial reporting. We have elected to take advantage of such exemptions.
We will remain an emerging growth company until the earliest of (a) the last day of our fiscal year during which we have total annual gross revenues of at least $1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), which would occur if the market value of ADSs representing our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.
Permissions Required from the PRC Authorities for Our Issuance of Securities to Foreign Investors
On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to list overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. If a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. However, since the Trial Measures was newly promulgated, the interpretation, application and enforcement of Trial Measures remain unclear. If the filing procedure with the CSRC under the Trial Measures is required for any future offerings or any other capital raising activities, it is uncertain whether it would be possible for us to complete the filing, or how long it will take us to do so.
On August 15, 2023, we submitted initial filing documents (“CSRC Filings”) to the CSRC in connection with the closing on August 10, 2023 of that certain private placement by us to the selling shareholders identified in this prospectus, of (i) an aggregate of 138,900,000 ordinary shares (or equivalent to 27,780,000 of ADSs) and (ii) Warrants to purchase up to 44,802,870 ordinary shares (or equivalent to 8,960,574 ADSs). Our CSRC Filings are now under the review of the CSRC. For further details, see “Risk Factors — Risks Related to Doing Business in China — The approval, filing or other requirements of the CSRC, the CAC or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas.”
Other than the aforementioned CSRC Filings that were initiated by us and are under the review of the CSRC, as of the date of this prospectus, based on the legal advice of our PRC legal counsel, AllBright Law Offices, we, our PRC subsidiaries, the VIE, and the VIE’s subsidiary, (i) are not required to obtain any permissions or approvals from the CSRC except for the clearance of above CSRC Filings; and (ii) are not required to go through cybersecurity review by the CAC, in each case in connection with the above-referenced private placement and/or the proposed resale or other disposition by the selling shareholders identified in this prospectus of the 183,702,870 of our ordinary shares, consisting of (i) 138,900,000 ordinary shares (or equivalent to 27,780,000 ADSs) and (ii) 44,802,870 ordinary shares (or equivalent to 8,960,574 ADSs) issuable upon the exercise of Warrants. Other than the CSRC Filings, as of the date of this prospectus, we, our PRC subsidiaries, the VIE, and VIE’s subsidiary have not been asked to obtain or denied such permissions by any PRC authority, and we have not received any inquiry, notice, warning, or sanctions regarding our corporate structure and contractual arrangements from the CSRC, CAC or any other PRC governmental agency.

THE OFFERING
Ordinary shares (or ADSs representing such shares) offered by the selling shareholders
183,702,870 ordinary shares which may be represented by up to 36,740,574 ADSs, each of which represents five ordinary shares.
Terms of the offering
Each selling shareholder will determine when and how it will sell the ordinary shares (or ADSs representing such shares) offered in this prospectus, as described in “Plan of Distribution.”
Use of Proceeds
We will not receive any of the proceeds from the sale of ordinary shares (or ADSs representing such shares) in this offering. The selling shareholders will receive all of the proceeds from this offering.
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of the risks relating to investing in our ADSs. You should carefully consider these risks before deciding to invest in our ADSs.
Nasdaq Global Select Market symbol
GRCL

RISK FACTORS
Investing in our ordinary shares or ADSs involves a high degree of risk. You should carefully review the risk factors incorporated by reference to our most recent annual report on Form 20-F and all other information contained or incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that filed after the date hereof and incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being offered. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ordinary shares or ADSs, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
Risks Related to Doing Business in China
The PRC government has significant authority to regulate or intervene in the China operations of an offshore holding company, such as us, at any time. Therefore, investors in the ADSs and our business face potential uncertainty from the PRC government’s policy.
We conduct our operations in China through our PRC subsidiaries and the VIE and its subsidiary. Our operations in China are governed by PRC laws and regulations. The PRC government’s significant oversight over our business operation could result in a material adverse change in our operations and the value of our ADSs. The Chinese government may intervene or influence our operations, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our ADSs. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.
The new, stricter regulations or interpretations of existing regulations imposed by the central or local governments may require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations, and if relevant regulations are issued and become effective in a short notice, we may not be able to take the required actions in a timely manner without allocating significant resource.
The pharmaceutical industry in China is highly regulated and such regulations are subject to change which may affect approval and commercialization of our drugs.
Currently, a material portion of our research and development operations and manufacturing facilities are in China, which we believe confers clinical, commercial and regulatory advantages. The pharmaceutical industry in China is subject to comprehensive government regulation and supervision, encompassing the approval, registration, manufacturing, packaging, licensing and marketing of new drugs. See “Item 4. Information on the Company — B. Business Overview — Regulation — PRC Regulation” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus for a discussion of the regulatory requirements that are applicable to our current and planned business activities in China. For example, under PRC law, before we or our subsidiaries commence a clinical trial with a PRC partner, an approval or filing, as the case may be, needs to be obtained in advance for any projects involving international collaboration in respect of human genetic resources in order to collect any biological samples that contain the genetic material of Chinese human subjects. Any failure to obtain such approval or filing could cause relevant collaboration projects to be suspended by governing authorities, may result in fines and also may constitute a breach under our agreements with certain CROs. Investigator-initiated trials cannot be implemented in a medical and healthcare institution without first being approved by such medical and healthcare institution. Such medical and healthcare institution shall file such approval to the medical and healthcare authority which issues its operating license for record. On August 18, 2023, China Medicinal Biotech Association which is entrusted by Science and Technology Education Division of National Health Commission of PRC, promulgated Guidelines for Clinical Research on Somatic Cells (Trial) which provides a guideline for Investigator-initiated trials on Somatic Cells, for example, medical institutions conducting investigator-initiated trials on somatic cells shall submit and upload information in the National Medical Research Registration and Filing Information System for records. Such guideline also provides a number of requirements in connection with IIT on Somatic Cells, such as the requirements for medical institutions and technologies. Furthermore, under relevant PRC laws, a license for use of laboratory animals is required for performing experimentation on animals. Any failure of fully comply with such requirement may result in the invalidation of our experimental data. In recent years, the regulatory framework in China regarding the pharmaceutical industry has undergone significant changes, and we expect that it will continue to undergo significant changes. Any such changes or amendments may result in increased compliance costs on our business or cause delays in or prevent the successful development or commercialization of our drug candidates in China and reduce the current benefits we believe are available to us from developing and manufacturing drugs in China. PRC authorities have become increasingly vigilant in enforcing laws in the pharmaceutical industry and any failure by us or our partners to maintain compliance with applicable laws and regulations or obtain and maintain required licenses and permits may result in the suspension or termination of our business activities in China. We believe our strategy and approach are aligned with the PRC government’s regulatory policies, but we cannot ensure that our strategy and approach will continue to be aligned.
The Chinese economy differs from the economies of most developed countries in many respects, including a higher level of government involvement, the ongoing development of a market-oriented economy, a higher level of control over foreign exchange, and a less efficient allocation of resources.
While the PRC economy has experienced significant growth since the late 1970s, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. These measures are intended to benefit the overall PRC economy, but may also have a negative effect on us. For example, our business, financial condition and results of operations could be adversely affected by PRC government control over capital investments or changes in regulations that are applicable to us.
The PRC economy has been transitioning from a centrally planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s that emphasize the utilization of market forces for economic reform, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also in accordance with laws and regulations exercises its right in control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.
We may be influenced by changes in the political and economic policies of the PRC government.
A very substantial portion of our assets and operations are currently located in mainland China. Accordingly, we may be influenced to a significant degree by political and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, regulation of foreign exchange and allocation of resources. Before the adoption of its reform and opening up policies in 1978, the PRC was primarily a planned economy. In recent years, the PRC government has been reforming the PRC economic system and government structure. For example, the PRC government has implemented economic reform and measures emphasizing the utilization of market forces in the development of the PRC economy in the past three decades. These reforms have resulted in significant economic growth and social prospects. Economic reform measures, however, may be adjusted, modified or applied to varying degrees between different industries or different regions within the country. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and results of operations, lead to a reduction in demand for our future products and adversely affect our competitive position.
The PRC legal system contains uncertainties, which could limit the legal protections available to you and to us.
In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China is still in the process of perfecting its legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions, the interpretation and enforcement of these laws and regulations may be determined on an ad hoc basis depending on the facts and circumstances. In addition, the PRC legal system is based in part on government policies and internal rules, some of which may not be published on a timely basis or to the public, and some of which may have a retroactive effect. In view of the fact that we may be unable to be aware of or foresee some regulations, policies, and internal rules, along with their possible occasional adjustments, we may not become aware of our violation of these policies and rules until sometime after the violation has occurred. Any administrative and court proceedings in China or any jurisdiction where we operate our business may result in additional costs and diversion of resources and management attention. Our PRC subsidiary is subject to laws and regulations applicable to foreign-invested enterprises in China. In particular, they are subject to PRC laws, rules and regulations governing foreign companies’ ownership and operation of pharmaceutical businesses. Such laws and regulations are subject to change, and their interpretation and enforcement involve uncertainties, which could limit the legal protections available to us and our investors. In addition, we cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement of such laws, or the preemption of local regulations by PRC laws, rules and regulations.
Moreover, China has a civil law system based on written statutes, which, unlike common law systems, is a system in which decided judicial cases have little precedential value. Furthermore, interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes. The relative inexperience of China’s judiciary in many cases creates additional uncertainty as to the outcome of litigation. In addition, enforcement of existing laws or contracts based on existing laws may be uncertain and sporadic, and it may be difficult to obtain swift and equitable enforcement within China. All such uncertainties could materially and adversely affect our business, financial condition and results of operations.
In addition, the PRC government has right to regulate in mainland China in various aspects in accordance with laws and regulations over the conduct of our operations and may influence our operations as the government deems appropriate to further regulatory, political and social goals. The PRC government has recently published new policies that significantly affected certain industries such as the internet industries, and we cannot rule out the possibility that it will in the future release further regulations or policies or take regulatory actions regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in companies like us.
You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws. It may also be difficult for overseas regulators or you to conduct investigations or collect evidence within China.
We are an exempted company incorporated under the laws of the Cayman Islands. We conduct a material portion of our operations in China and a material portion of our assets are located in China. In addition, many of our senior executive officers and directors reside within China for a significant portion of the time and some of them are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of U.S. courts against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the

PRC Civil Procedures Law and other applicable laws, regulations and interpretations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or the public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.
It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information, documents and materials needed for regulatory investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no entity or individual may provide the documents and materials relating to securities business activities to overseas parties. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests. On April 2, 2022, CSRC, MoF, National Administration of State Secrets Protection, and National Archives Administration jointly issued a draft of the revision on Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies for public comments, or Confidentiality Provision Revision Draft, pursuant to which, a PRC domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. Where there is ambiguity or dispute over the identification of a state secret, a request shall be submitted to the competent secrecy administrative department for determination; where there is ambiguity or dispute over the identification of a government work secret, a request shall be submitted to the competent government authority for determination. In addition, Confidentiality Provision Revision Draft also provides that overseas securities regulators and competent overseas authorities may request to investigate, including to collect evidence for investigation purpose, or inspect a domestic company that has been listed or offered securities in an overseas market or securities companies and securities service providers that undertake securities business for such domestic companies. Such investigation and inspection shall be conducted under a cross-border regulatory cooperation mechanism, and the CSRC and competent authorities of the Chinese government will provide necessary assistance pursuant to bilateral and multilateral cooperation mechanisms. Before cooperating with the investigation and inspection by, or providing documents and materials to overseas securities regulators or other competent overseas authorities, such domestic companies, securities companies and securities service providers shall report to the CSRC or other competent authorities.
We may be restricted from transferring our scientific data abroad.
On March 17, 2018, the General Office of the PRC State Council promulgated the Measures for the Management of Scientific Data (the “Scientific Data Measures”), which provide a broad definition of scientific data and relevant rules for the management of scientific data. According to the Scientific Data Measures, enterprises in China must seek governmental approval before any scientific data involving a state secret may be transferred abroad or to foreign parties. Further, researchers conducting research funded, at least in part, by the PRC government may be required to submit relevant scientific data for management by the entity to which such researcher is affiliated before such data may be published in any foreign academic journal. Currently, as the term “state secret” is not clearly defined, there is no assurance that we can always obtain relevant approvals for sending scientific data (such as the results of our pre-clinical studies or clinical trials conducted within China) abroad, or to our foreign partners in China.
If we are unable to obtain the necessary approvals in a timely manner, or at all, our research and development of drug candidates may be hindered, which may materially and adversely affect our business, results of operations, financial conditions and prospects. If relevant government authorities consider the transmission of our scientific data to be in violation of the requirements under the Scientific Data Measures, we may be subject to specific administrative penalties imposed by those government authorities.
Changes in U.S. and international trade policies, particularly with regard to China, may adversely impact our business and operating results.
The U.S. government has recently made statements and taken certain actions that may lead to potential changes to U.S. and international trade policies, including imposing several rounds of tariffs affecting certain products manufactured in China. In March 2018, the former U.S. President Donald J. Trump announced the imposition of tariffs on steel and aluminum entering the United States and in June 2018 announced further tariffs targeting goods imported from China. Recently both China and the United States have each imposed tariffs indicating the potential for further trade barriers. It is unknown whether and to what extent new tariffs (or other new laws or regulations) will be adopted, or the effect that any such actions would have on us or our industry. While we have not started commercialization of drug candidates, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our drug products, the competitive position of our drug products, the hiring of scientists and other research and development personnel, and import or export of raw materials in relation to drug development, or prevent us from selling our drug products in certain countries. If any new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or, in particular, if the U.S. government takes retaliatory trade actions due to the recent U.S.-China trade tension, such changes could have an adverse effect on our business, financial condition and results of operations.
Our business benefits from certain financial incentives and discretionary policies granted by local governments. Expiration of, or changes to, these incentives or policies would have an adverse effect on our operations.
In the past, local governments in China granted certain financial incentives from time to time to the VIE and its subsidiary as part of their efforts to encourage the development of local businesses. The timing, amount and criteria of government financial incentives are determined within the sole discretion of the local government authorities and cannot be predicted with certainty before we actually receive any financial incentive. We generally do not have the ability to influence local governments in making these decisions. Governments authorities may decide to reduce or eliminate incentives or may amend or terminate the relevant financial incentive policies at any time. In addition, some of the government financial incentives are granted on a project basis and subject to the satisfaction of certain conditions, including compliance with the applicable agreements and completion of the specific obligations therein. We cannot guarantee that we will satisfy all relevant conditions, and if we fail to satisfy any such conditions, we may be deprived of the relevant incentives. We cannot assure you of the continued availability of the government incentives currently enjoyed by us. Any reduction or elimination of incentives would have an adverse effect on our results of operations. In addition, according to relevant PRC tax laws and regulations, enterprises in the PRC are entitled to tax preferences when certain requirements and qualifications are satisfied.
We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.
As a holding company, we conduct substantially all of our business through our consolidated subsidiaries incorporated in China. We may rely on dividends paid by these PRC subsidiaries for our cash needs, including the funds necessary to pay any dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities established in China is subject to limitations. Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. In accordance with the Article 166, 168 of the Company Law of the PRC (Amended in 2018), each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves or statutory capital reserve fund until the aggregate amount of such reserves reaches 50% of its respective registered capital. A company may discontinue the contribution when the aggregate sum of the statutory surplus reserve is more than 50% of its registered capital. The statutory common reserve fund of a company shall be used to cover the losses of the company, expand the business and production of the company or be converted into additional capital. As a result, our PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to us in the form of dividends. In addition, if any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business. As of December 31, 2021, our PRC subsidiaries have not generated any after-tax profit and therefore have not set aside any capital reserve fund.
Dividends we receive from our subsidiaries located in the PRC may be subject to PRC withholding tax, which could materially and adversely affect the amount of dividends, if any, we may pay our shareholders.
The PRC Enterprise Income Tax Law classifies enterprises as resident enterprises and non-resident enterprises. The PRC Enterprise Income Tax Law provides that an income tax rate of 20% may be applicable to dividends payable to non-resident investors, which (i) do not have an establishment or place of business in the PRC, or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The State Council of the PRC reduced such rate to 10% through the implementation regulations of the PRC Enterprise Income Tax Law. Further, pursuant to the Double Tax Avoidance Arrangement between Hong Kong and Mainland China (the “Double Tax Avoidance Arrangement”) and the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued in February 2009 by the State Administration of Taxation of the PRC (the “SAT”) if a Hong Kong resident enterprise owns more than 25% of the equity interest in a company in China at all times during the 12-month period immediately prior to obtaining a dividend from such company, the 10% withholding tax on dividends is reduced to 5% provided that certain other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws are satisfied at the discretion of relevant PRC tax authority.
If our British Virgin Island subsidiary and our Hong Kong subsidiary are considered as non-resident enterprises and our Hong Kong subsidiary is considered as a Hong Kong resident enterprise under the Double Tax Avoidance Arrangement and is determined by the competent PRC tax authority to have satisfied relevant conditions and requirements, then the dividends paid to our Hong Kong subsidiary by its PRC subsidiary may be subject to the reduced income tax rate of 5% under the Double Tax Avoidance Arrangement. However, based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. In addition, based on the Announcement of the State Administration of Taxation on Issues Relating to Beneficial Owner in Tax Treaties, effective from April 1, 2018, under certain conditions a company cannot be defined as a beneficial owner under the treaty and thus are not entitled to the abovementioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement. If we are required under the PRC Enterprise Income Tax Law to pay income tax for any dividends we receive from our subsidiaries in China, or if our Hong Kong subsidiary is determined by PRC government authority as receiving benefits from reduced income tax rate due to a structure or arrangement that is primarily tax-driven, it would materially and adversely affect the amount of dividends, if any, we may pay to our shareholders and may also have an adverse impact on the value of the ADSs or ordinary shares.
If we are classified as a “resident enterprise” of China under the PRC Enterprise Income Tax Law, we and our non-PRC shareholders could be subject to unfavorable tax consequences, and our business, financial condition and results of operations could be materially and adversely affected.
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside the PRC with “de facto management body” within the PRC is considered a “resident enterprise”

and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, SAT issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of board members with voting rights or senior executives habitually reside in the PRC.
As advised by our PRC counsel, we will not be considered as a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs. In addition, non-resident enterprise shareholders, including the ADS holders, may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders, including the ADS holders, and any gain realized on the transfer of ADSs or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20%, which in the case of dividends may be withheld at source. Any PRC tax liability may be reduced by an applicable tax treaty. However, it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ADSs or ordinary shares.
SAT Public Notice 7 further clarifies that, if a non-resident enterprise derives income by acquiring and selling shares in an offshore listed enterprise in the public market, such income will not be subject to PRC tax. However, there is uncertainty as to the application of SAT Bulletin 37 and SAT Public Notice 7, we and our non-PRC resident shareholders may be required to file a return and being taxed under SAT Bulletin 37 and SAT Public Notice 7.
In addition to the uncertainty as to the application of the “resident enterprise” classification, we cannot assure you that the PRC government will not amend or revise the taxation laws, rules and regulations to impose stricter tax requirements or higher tax rates. Any of such changes could materially and adversely affect our financial condition and results of operations.
Governmental control of currency conversion may affect the value of your investment.
Currently, the RMB cannot be freely converted into any foreign currency. The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, for most capital account items, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the ADSs.
Fluctuation in exchange rates could have a negative effect on our results of operations and the value of your investment.
The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund completed the regular five-year review of the basket of currencies that make up the Special Drawing Right (the “SDR”) and decided that with effect from October 1, 2016, the RMB is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the euro, the Japanese yen and the British pound. Since the fourth quarter of 2016, the RMB has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. With the development of the foreign exchange market and progress toward interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future.
Significant revaluation of the RMB may have a negative effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.
Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. As of the date of this prospectus, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency or to convert foreign currency into RMB.
PRC regulations relating to offshore investment activities by PRC residents and enterprises may increase our administrative burden and restrict our overseas and cross-border investment activity. If our PRC resident and enterprise shareholders fail to make any required applications and filings under such regulations, we may be unable to distribute profits to such shareholders and may become subject to liability under PRC law.
In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Round-tripping Investment via Overseas Special Purpose, or SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.
Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any change of basic information or material events. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, shall be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. Due to the inherent uncertainty in PRC government authorities’ implementation of the regulations, SAFE Circular 37 registration may not always be practically available under all circumstances prescribed in these regulations.
We may not be aware of the identities of all of our beneficial owners who are PRC residents. To our knowledge, some of our beneficial owners have not complied with SAFE registration requirements under SAFE Circular 37 and subsequent implementation rules on time or at all. However, we do not have control over our beneficial owners and cannot compel them to comply with SAFE Circular 37 and subsequent implementation rules. Therefore, we cannot assure you that any required registration under SAFE Circular 37 and any amendment has been or will be completed in a timely manner, or at all. The failure of our beneficial owners who are PRC residents to register or amend their foreign exchange registrations pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiary to fines and legal sanctions, or could result in liability under PRC laws for evasion of applicable foreign exchange restrictions, including (i) the requirement by SAFE to return the foreign exchange remitted overseas or into the PRC within a period of time specified by SAFE, with a fine of up to 30% of the total amount of foreign exchange remitted overseas or into PRC and deemed to have been evasive or illegal and (ii) in circumstances involving serious violations, a fine of no less than 30% of and up to the total amount of remitted foreign exchange deemed evasive or illegal. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiary and limit our PRC subsidiary’s ability to distribute dividends to us. These risks may have a material adverse effect on our business, financial condition and results of operations.
Furthermore, as these foreign exchange and outbound investment related regulations and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.
PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiary.
As an offshore holding company of our PRC operating subsidiary, we may make loans or additional capital contributions to our PRC subsidiary, subject to satisfaction of applicable governmental registration and approval requirements.
Any loans we extend to our PRC subsidiary, which is treated as a foreign-invested enterprise under PRC law, cannot exceed the statutory limit and must be registered with the local counterpart of the SAFE.
We may also decide to finance our PRC subsidiary by means of capital contributions. According to the relevant PRC regulations on foreign-invested enterprises in China, these capital contributions are subject to registration with State Administration for Market Regulation or its local counterparts. In addition, the

PRC government also restricts the convertibility of foreign currencies into RMB and use of the proceeds. On March 30, 2015, SAFE promulgated the Notice on Reforming the Management Method for the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or SAFE Circular 19, which took effect and replaced certain previous SAFE regulations from June 1, 2015. SAFE further promulgated the Circular on Reforming and Regulating Policies on the Management of Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective on June 9, 2016, which, among other things, amends certain provisions of SAFE Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the RMB capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for business beyond its business scope or to provide loans to persons other than affiliates unless otherwise permitted under its business scope. Violations of the applicable circulars and rules may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations. These circulars may limit our ability and speed to transfer any offering proceeds we receive to our PRC subsidiary. On October 23, 2019, SAFE promulgated the Circular to Further Facilitating Cross-border Trade and Investment, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28 cancels restrictions on domestic equity investments made with capital funds by non-investing foreign-funded enterprises. If a non-investing foreign-funded enterprise makes domestic equity investment with capital funds obtained from foreign exchange settlement, the investee shall undergo registration formalities for accepting domestic reinvestment and open the “capital account — account for settled foreign exchange to be paid” to receive the corresponding funds according to relevant provisions. However, it still remains unclear how SAFE and competent banks will carry this out in practice. Despite the restrictions and procedural requirements under these SAFE circulars, our PRC subsidiary may use RMB funds converted from foreign currency registered capital to carry out any activities within their normal course of business and business scope, including to fund operational needs, and to make equity investments in domestic companies.
In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we have completed or will be able to complete the necessary government registrations, meet the relevant government requirements or obtain the necessary government approvals on a timely basis, or at all, with respect to existing or future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use any offering proceeds we receive to fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.
Failure to comply with PRC regulations regarding the registration requirements for employee stock ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.
Under the applicable regulations and SAFE rules, PRC citizens who participate in an employee stock ownership plan or a stock option plan in an overseas publicly listed company are required to register with SAFE and complete certain other procedures. In February 2012, SAFE promulgated the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly Listed Companies (the “Stock Option Rules”), which replaced the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plan or Stock Option Plans of Overseas Publicly Listed Companies issued by SAFE in March 2007. Pursuant to the Stock Option Rules, if a PRC resident participates in any stock incentive plan of an overseas publicly listed company, a qualified PRC domestic agent must, among other things, file on behalf of such participant an application with SAFE to conduct the SAFE registration with respect to such stock incentive plan and obtain approval for an annual allowance with respect to the purchase of foreign exchange in connection with the exercise or sale of stock options or stock such participant holds. Such participating PRC residents’ foreign exchange income received from the sale of stock and dividends distributed by the overseas publicly listed company must be fully remitted into a PRC collective foreign currency account opened and managed by the PRC agent before distribution to such participants. As an overseas listed company, we and our PRC resident employees who have been granted stock options or other share-based incentives of ours are subject to the Stock Option Rules. If we or our PRC resident participants fail to comply with these regulations, we and/or our PRC resident participants may be subject to fines and legal sanctions. In addition, the State Administration of Taxation has issued certain circulars concerning employee share options and restricted shares. Under these circulars, our employees working in China who exercise share options and/or are granted restricted shares in the future will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to file documents related to employee share options and/or restricted shares with tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to laws and regulations, we may face sanctions imposed by the tax authorities or other PRC government authorities.
The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.
The M&A Rules and relevant regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. The M&A Rules require that the Ministry of Commerce (the “MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have an impact on the national economic security; or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. The approval from MOFCOM shall be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies.
The Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress, or NPC, which became effective in August 2008, requires that when a concentration of undertakings occurs and reaches statutory thresholds, the undertakings concerned shall file a prior notification with the anti-monopoly enforcement agency of the State Council. Without the clearance from such agency, no concentration of undertakings shall be implemented and effected. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the anti-monopoly enforcement agency of the State Council, when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings (the “Prior Notification Rules”) issued by the State Council in August 2008 and amended in September 2018 is triggered. If such prior notification is not obtained, the anti-monopoly enforcement agency may order the concentration to cease its operations, dispose of shares or assets, transfer the business of the concentration within a time limit, take any other necessary measures to restore the situation as it was before the concentration, and may impose administrative fines.
In addition, the Implementing Rules Concerning Security Review on the Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the MOFCOM in August 2011, specify that mergers and acquisitions by foreign investors involved in “an industry related to national security” are subject to strict review by the MOFCOM, and prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the abovementioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions.
We cannot preclude the possibility that the MOFCOM or other government agencies may publish explanations contrary to our understanding or broaden the scope of such security reviews in the future, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.
The approval, filing or other requirements of the CSRC, the CAC or other PRC government authorities may be required under PRC law in connection with our issuance of securities overseas.
The M&A Rules purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain approval from the CSRC prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If CSRC’s approval under the M&A Rules is required, it is uncertain whether it would be possible for us to obtain the approval, and any failure to obtain or delay in obtaining CSRC approval for our future issuance of securities overseas would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.
Furthermore, the recently issued Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over “illegal securities activities” and the supervision on overseas listings by China-based companies, and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies, although such opinions did not specify the definition of “illegal securities activities.” On December 24, 2021, the CSRC published the draft Administrative Provisions of the State Council on the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments) (the “Draft Overseas Listing Regulations”) and the draft Measures for the Overseas Issuance and Listing of Securities Record-filings by Domestic Companies (Draft for Comments) (the “Draft Overseas Listing Measures”) for public comments. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. The Trial Measures clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (2) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures, whose such overseas securities offering or listing shall be completed before September 30, 2023, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (3) a negative list of types of issuers banned from listing or offering overseas, such as (a) offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (b) offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (c) the controlling shareholders and the actual controller of the Issuer, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (d) the issuer is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; (e) there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their shareholders between 1 and 10 million RMB for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation. As of the date of this prospectus, we cannot predict the impact of these regulations on maintaining the listing status of our ADSs and/or other securities, or any of our future offerings of securities overseas in a foreign country.
Furthermore, on February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration jointly issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Provisions”) which took effective from March 31, 2023. The Confidentiality and Archives Provisions specify that during the overseas issuance of securities and listing activities of domestic enterprises, domestic enterprises and securities companies and securities service institutions that provide relevant securities services shall, by strictly abiding by the relevant laws and regulations of the PRC and the requirements therein, establish sound confidentiality and archives management systems, take necessary measures to implement confidentiality and archives management responsibilities, and shall not leak national secrets, work secrets of governmental agencies and undermine national and public interests. Work manuscripts generated in the PRC by securities companies and securities service institutions that provide relevant securities services for overseas issuance and listing of securities by domestic enterprises shall be kept in the PRC. Without the approval of relevant competent authorities, it shall not be transferred overseas. Where archives or copies need to be transferred outside of the PRC, it shall be subject to the approval procedures in accordance with relevant PRC regulations.
In addition, on December 28, 2021, the CAC, and several other regulatory authorities in China jointly promulgated the Cybersecurity Review Measures, which came into effect on February 15, 2022. Pursuant to the Cybersecurity Review Measures, (i) where the relevant activity affects or may affect national security, a CIIO that purchases network products and services, or an internet platform operator that conducts data process activities, shall be subject to the cybersecurity review, (ii) an application for cybersecurity review shall be made by an issuer who is an internet platform operator holding personal information of more than one million users before such issuer applies to list its securities on a foreign stock exchange, and (iii) relevant governmental authorities in the PRC may initiate cybersecurity review if they determine an operator’s network products or services or data processing activities affect or may affect national security. As the Cybersecurity Review Measures was newly issued, there remain uncertainties as to how it would be interpreted and enforced, and to what extent it may affect us.
On July 30, 2021, State Council of the PRC promulgated Regulations on the Security Protection of Critical Information Infrastructure, effective on September 1, 2021, which stipulates the obligations and liabilities of the regulators, society and critical information infrastructure operators (the “CIIOs”) in protecting the security of critical information infrastructure (the “CII”). In addition, drafts of some of these measures have now been published, including the draft rules on the Measures for the Security Assessment of Personal Information and Important Data to be Transmitted Abroad, which may, upon enactment, require security review before transferring human health-related data out of China. On October 29, 2021, the CAC published the Measures on Security Assessment of Cross-border Transfer of Data (Draft for Comments), which provides that data processors are required to make self-assessment of the risks before transferring data cross-border, and are required to apply for security assessment for cross-border data transfer in any of the certain circumstances.
On December 14, 2021, CAC published the draft Regulations for the Administration of Cyber Data Security (the “Draft Data Security Regulations”) for public comments which provides that a data processor who processes personal information of more than 1 million individuals shall go through the cyber security review if it intends to be listed in a foreign country, and if a data processor conducts any data processing activities that affect or may affect national security, an application for cyber security review shall also be made by such processor. And the Draft Data Security Regulations require data processors processing important data or being listed outside China shall carry out data security assessment annually by itself or through a third party data security service provider and submit assessment report to local agency of the CAC. The Draft Data Security Regulations provide a broad definition of data processing activities, including collection, storage, usage, processing, transfer, provision, publication, deletion and other activities, and the Draft Data Security Regulations also provide a broad definition of data processor as individuals and entities which autonomously determine the purpose and method during data processing activities. However, the Draft Data Security Regulations provide no further elaboration on what constitutes a situation that “affects or may affect national security” and are subject to further changes before being formally adopted and coming into effect.
On December 27, 2021, the NDRC and the MOFCOM, jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (the “Negative List”) which became effective and replaced the previous version on January 1, 2022. Pursuant to Article 6 of the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses, seeks to issue shares overseas and list and trade shares overseas, it must obtain the approval from competent governmental authorities. Additionally, foreign investors in such

PRC company must not take part in the company’s operation or management, and their shareholding ratio should be subject to regulations relating to the management of PRC securities investments by foreign investors. According to a set of Q&A published on the NDRC’s official website, a NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.
As of the date of this prospectus, we believe that our PRC subsidiaries and the VIE are not required to obtain permission or approval from the CSRC or the CAC for us to maintain our current listing status on the Nasdaq Global Select Market. In addition, as of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions regarding our corporate structure and contractual arrangements from the CSRC, CAC or any other PRC governmental agency. There is no assurance that we will be able to meet all applicable filing requirements and guidelines of the CSRC, or comply with all applicable regulations at all times under Trial Measures. Any failure to obtain or delay in obtaining such filing or completing such procedures for this listing, or a rescission of any such filing obtained by CSRC, would be subject to fine by the CSRC or other PRC regulatory authorities. If the CSRC, the CAC or other relevant PRC regulatory agencies subsequently determine that prior approval is required for any of our future offerings of securities overseas or to maintain the listing status of our ADSs, we cannot guarantee that we will be able to obtain such approval in a timely manner, or at all. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, not to proceed with such offering or maintain the listing status of our ADSs. If we proceed with any of such offering or maintain the listing status of our ADSs without obtaining these regulatory agencies’ approval to the extent it is required, or if we are unable to comply with any new approval requirements which might be adopted for offerings that we have completed prior to the publication of the above-referenced opinions, we may face regulatory actions or other sanctions from these regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offering of securities overseas into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the ADSs.
Furthermore, if there are any other approvals, filings and/or other administration procedures to be obtained from or completed with the CSRC, the CAC or other PRC regulatory agencies as required by any new laws and regulations for any of our future proposed offering of securities overseas or the listing of the ADSs, we cannot assure you that we can obtain the required approval or complete the required filings or other regulatory procedures in a timely manner, or at all. Any failure to obtain the relevant approvals or complete the filings and other relevant regulatory procedures may subject us to regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies, which may have a material adverse effect on our business, financial condition or results of operations.
We and our shareholders face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises, assets attributed to a PRC establishment of a non-PRC company or immovable properties located in China owned by non-PRC companies.
In February 2015, SAT issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Public Notice 7. SAT Public Notice 7 extends its tax jurisdiction to transactions involving transfer of other taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Public Notice 7 provides clear criteria for assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Public Notice 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. In October 2017, SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax. Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority.

Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer other than transfer of shares of ADSs acquired and sold on public markets may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.
We face uncertainties as to the reporting and other implications of certain past and future transactions that involve PRC taxable assets, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is the transferor in such transactions, and may be subject to withholding obligations if our company is the transferee in such transactions, under SAT Public Notice 7 or Bulletin 37, or both.
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections.
Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. The auditor is located in mainland China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in the ADSs were deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China in the past has made it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we and investors in our ADSs would be deprived of the benefits of such PCAOB inspections again, which could cause investors and potential investors in the ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.
Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.
Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States.
On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to that determination. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA for the fiscal year ended December 31, 2022.

Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our shares and ADSs are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.
Various proceedings and legislative and regulatory developments due to political tensions between the U.S. and China may have an adverse impact on our listing and trading in the U.S., including adverse impact on the market prices of the ADSs.
Political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC and the executive orders issued by the former U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies and their applications. Rising political tensions could reduce levels of trade, investment, technological exchange and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, prospects, financial condition and results of operations.
Our business may be significantly affected by the newly enacted Foreign Investment Law and the “negative list.”
The Foreign Investment Law grants foreign invested entities the same treatment as PRC domestic entities, except for those foreign invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list” published by the State Council. We are a Cayman Islands exempted company and our PRC subsidiary, Gracell Bioscience (Shanghai) Co., Ltd., or Gracell Bioscience, is currently considered to be a foreign invested entity in China.
The 2021 Negative List provides that foreign investment is prohibited in the development and application of human stem cell or gene diagnostic and therapeutic technologies. As of the date of this prospectus, there has been no official interpretation of the scope of “human stem cell or gene diagnostic and therapeutic technologies” and the application of this regulation remains unclear. If our CAR-T cell therapies or other technologies that are being researched and developed are deemed by relevant PRC regulatory agencies as falling into the category of “human stem cell or gene diagnostic and therapeutic technologies,” Gracell Bioscience would be prohibited from engaging in the research or development of such technologies in the future. For risks relating to the “negative list” in connection with the VIE structure, see “Risk Factors — Risks Related to Our Corporate Structure — Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current structure, our business, financial condition and results of operations.”
Our leased property interest may be defective and our right to lease the properties may be challenged, which could cause significant disruption to our business.
In China, we lease certain premises used in our operations from third parties. We lease our research and development site in Shanghai from a third-party landlord who was granted the land use right on this site from the local government authority for free. According to the relevant regulations in the PRC, approval of the relevant government department is required for leasing allocated land. The third-party landlord for this particular leased site has not made the required filing. If a granted land use right for free is assigned, leased or mortgaged without approval, such landlord maybe subject to the confiscation of the illegal revenue and fine in the light of the seriousness of the case. As a result, our lease may be negatively affected. Certain lessors have not provided us with valid ownership certificates, or authorization of sublease for our leased properties. Under the relevant PRC laws and regulations, if the lessors are unable to obtain certificates of title because such properties were built illegally or failed to pass the inspection or other reasons, or relevant lease has not been approved by competent government authority in accordance with applicable law, such lease contracts may be recognized as void and, as a result, we may be required to vacate the relevant properties. In addition, if our lessors are not the owners of the properties and they have not obtained consents from the owners or their lessors, our leases could be invalidated. If this occurs, we may have to renegotiate the leases with the owners or the parties who have the right to lease the properties, and the terms of the new leases may be less favorable to us, or we may be required to vacate the relevant properties if the terms of the new leases are not reached.
Under PRC laws, all lease agreements are required to be registered with the local housing authorities. We have not registered certain of our lease agreements with the relevant government authorities. Failure to complete these required registrations may expose our landlords, lessors and us to potential monetary fines.
Increases in labor costs and enforcement of stricter labor laws and regulations in the PRC may adversely affect our business and our profitability.
China’s overall economy and the average wage level in China have increased in recent years and are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase.
In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees, protecting occupational health and safety, and paying various statutory employee benefits, including pensions, housing funds, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. We cannot assure you that we have complied or will be able to comply with all labor-related laws and regulations including those relating to obligations to make social insurance payments and contribute to the housing provident funds. We have not fully paid the housing provident funds for all of our employees as required by applicable PRC regulations. We may be required to make up the contributions for our employees, resulting in financial conditions and results of operations to be adversely affected. Furthermore, certain overseas employee of our PRC subsidiary has not obtained required work permit or residence permit, which may subject our PRC subsidiary to fines and penalty.
We have granted, and may continue to grant, options and other types of awards under our share incentive plans, which may result in significant share-based compensation expenses and you will incur immediate and substantial dilution.
We have adopted an employee stock option plan, which was amended and restated in October 2020, for the purpose of granting share-based compensation awards to employees, directors and consultants to incentivize their performance and align their interests with ours. In addition, our shareholders and board of directors have approved a share incentive plan in December 2020 which became effective in January 2021. As of the date of this prospectus, options to purchase a total of 27,324,678 ordinary shares have been granted and outstanding under our employee stock option plan. See “Item 6. Directors, Senior Management and Employees — B. Compensation” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus. As of the date of this prospectus, we incurred share-based compensation expenses relating to awards granted under our employee stock option plan. We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant share-based compensation awards to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations. We may re-evaluate the vesting schedules, lock-up period, exercise price or other key terms applicable to the grants under our currently effective employee stock option plans from time to time. If we choose to do so, we may experience substantial change in our share-based compensation charges.

Risks Related to Our Corporate Structure
The uncertainties in the PRC legal system may subject our contractual arrangements to different interpretations or enforcement challenges, or subject us to severe penalties or force us to relinquish our interests in our operations.
We are a Cayman Islands exempted company and we operate our business in China by entering into a series of contractual arrangements by and among our wholly owned PRC subsidiary, Gracell Bioscience (Shanghai) Co., Ltd., or Gracell Bioscience or the WFOE, the VIE, Gracell Biotechnologies (Shanghai) Co., Ltd. (“Shanghai Gracell Biotech”) and its shareholders, which enable us to (i) direct the activities of the VIE that most significantly impact the VIE’s economic performance, (ii) receive substantially all of the economic benefits of the VIE and its subsidiary, and (iii) have an exclusive option to purchase all or part of the equity interests and assets in the VIE, when and to the extent permitted by PRC laws. As a result of these contractual arrangements, Gracell Cayman is considered the primary beneficiary of the VIE and the VIE’s subsidiaries for accounting purposes and is able to consolidate the financial results of the VIE and VIE’s subsidiary in the consolidated financial statements in accordance with U.S. GAAP. See “Item 4. Information on the Company — C. Organizational Structure” in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus for further details.
Our PRC legal counsel, AllBright Law Offices, based on its understanding of the relevant laws and regulations, is of the opinion that (i) the ownership structure of the WFOE, the VIE and its subsidiary are in compliance with applicable PRC laws or regulations and (ii) such contractual arrangements constitute valid, legal and binding obligations enforceable against each party of such agreements in accordance with the terms of each agreement, and will not result in any violation of PRC laws or regulations currently in effect. However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may take a view that is contrary to the opinion of our PRC legal counsel.
If we or the VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:
•
revoking the business licenses and/or operating licenses of such entities;

•
discontinuing or placing restrictions or onerous conditions on our operation through any transactions between the WFOE and the VIE;

•
imposing fines, confiscating the income from the WFOE or the VIE, or imposing other requirements with which we or the VIE may not be able to comply;

•
requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with the VIE and deregistering the equity pledges of the VIE, which in turn would affect our ability to consolidate or derive economic interests from the VIE;

•
restricting or prohibiting use of any of our offering proceeds to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business;

•
confiscating any of our income deemed to be obtained through illegal operations;

•
discontinuing or placing restrictions or onerous conditions on our operations;

•
imposing additional conditions or requirements with which we may not be able to comply; or

•
taking other regulatory or enforcement actions against us that could be harmful to our business.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of the VIE in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of the VIE or our right to receive substantially all the economic benefits and residual returns from the VIE and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to be considered the primary beneficiary of the VIE and the VIE’s subsidiary for accounting purposes or consolidate the financial results of the VIE in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations.
We rely on contractual arrangements with the VIE and its shareholders to direct the activities of the VIE that most significantly impact the VIE’s economic performance, which may not be as effective as direct ownership in providing operational control.
We have relied and expect to continue to rely on contractual arrangements with Shanghai Gracell Biotech, the VIE, and its shareholders, and its subsidiary to operate our business in China. These contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests.
If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIE and its shareholders of their respective obligations under the contracts to direct the activities of the VIE that most significantly impact the VIE’s economic performance. The shareholders of the VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portion of our business through the contractual arrangements with the VIE. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through arbitration, litigation or other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements with the VIE may not be as effective in controlling our business operations as direct ownership.
Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current structure, our business, financial condition and results of operations.
On March 15, 2019, the Standing Committee of the National People’s Congress of the PRC passed the Foreign Investment Law of the People’s Republic of China (the “Foreign Investment Law”), which took effect on January 1, 2020 and replaced three existing laws regulating foreign investment in China, namely, the PRC Equity Joint Venture Law, the PRC Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. Among other things, the Foreign Investment Law defines the “foreign investment” as the investment activities in China conducted by foreign individuals, enterprises and other organizations, or collectively, the Foreign Investors, in a direct or indirectly manner, including any of the following circumstances: (1) the foreign investor establishes a foreign-invested enterprise within the territory of China, independently or jointly with any other investor; (2) the foreign investor acquires shares, equities, property shares or any other similar rights and interests of an enterprise within the territory of China; (3) the foreign investor makes investment to initiate a new project within the territory of China, independently or jointly with any other investor; and (4) the foreign investor makes investment in any other way stipulated by laws, administrative regulations or provisions of the State Council. The Foreign Investment Law leaves uncertainty with respect to whether Foreign Investors controlled PRC onshore variable interest entities via contractual arrangements will be recognized as “foreign investment”. PRC governmental authorities will administrate foreign investment by applying the principal of pre-entry national treatment together with a “negative list,” or the Negative List, which shall be promulgated by or promulgated with approval by the State Counsel, to be specific, Foreign Investors are prohibited from making any investments in the fields which are catalogued into prohibited industries for foreign investment based on the Negative List, while Foreign Investors are allowed to make investments in the restricted industries provided that all the requirements and conditions as set forth in the Negative List have been satisfied; when Foreign Investors make investments in the fields other than those included in the Negative

List, the national treatment principle shall apply. Besides, certain approval and/or filing requirements shall be fulfilled in accordance with applicable foreign investment laws and regulations.
The operations that we conduct through the VIE and its subsidiary may be subject to the latest version of the “negative list”, namely, the Special Management Measures (Negative List) for the Access of Foreign Investment (2021), which was promulgated on December 27, 2021 and became effective on January 1, 2022 (the “2021 Negative List”). If our rights with respect to the VIE through contractual arrangements are deemed as foreign investment in the future, and any business of the VIE is restricted or prohibited from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to direct the activities of the VIE that most significantly impact the VIE’s economic performance may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation and consequently affecting our ability to prepare for and seek approval and commercialization of our product candidates both in China and elsewhere.
In addition, according to the Reply to Journalist by CSRC Respondent Officers dated February 17, 2023, CSRC will consult with relevant competent authorities and complete the filings for the overseas listing company with VIE structures that satisfy the legal compliance requirements for the supporting the utilization of two different markets and resources by the enterprise. However, CSRC Regulatory Guideline No.2 of Trial Measures provides that, where an issuer with a VIE structure files with the CSRC for overseas initial public offering, or IPO, the following specific disclosures on the VIE structure must be included in its application report: (1) reasons for the set-up of the VIE structure and the specific arrangements; (2) risks associated with control, counterparty default and tax issues; and (3) risk mitigants.
The shareholders of the VIE may have actual or potential conflicts of interest with us and fail to perform their obligations under our contractual arrangements, which, in turn, may adversely affect our business and financial condition.
The shareholders of the VIE may have potential conflicts of interest with us. For example, Dr. William Wei Cao is one of the shareholders of the VIE. Dr. Cao is also our founder, chairman and chief executive officer. Any shareholder of the VIE may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with any of them and the VIE, which would have a material and adverse effect on our ability to direct the activities of the VIE that most significantly impact the VIE’s economic performance and receive substantially all the economic benefits from them. For example, the shareholders may be able to cause our agreements with the VIE to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. There can be no assurance that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.
Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreements with these shareholders to request them to transfer all of their equity interests in the VIE to a PRC entity or individual designated by us, to the extent permitted by PRC laws. For the shareholders who are also our directors and executive officers, we rely on them to abide by the laws of the Cayman Islands and China, which provide that directors owe a fiduciary duty to the company that requires them to act in good faith and in what they believe to be the best interests of the company and not to use their position for personal gain. There is currently no specific and clear guidance under PRC laws that addresses any conflict between PRC laws and laws of Cayman Islands in respect of any conflict relating to corporate governance. The shareholders of the VIE have executed powers of attorney to appoint the WFOE to vote on their behalf and exercise voting rights as shareholders of the VIE. If we cannot resolve any conflicts of interest or disputes between us and the shareholders of the VIE, we would have to rely on legal proceedings, which may be expensive, time-consuming and disruptive to our operations. There is also substantial uncertainty as to the outcome of any such legal proceedings.
Under our current contractual arrangements, (i) the spouse of the individual shareholders of the VIE has executed a spousal consent letter, under which such spouse agrees that she will not raise any claims against the equity interest, and will take every action to ensure the performance of the contractual arrangements, and (ii) the VIE and its shareholders shall not assign any of their respective rights or obligations to any third party without the prior written consent of the WFOE. However, we cannot assure you that these undertakings and arrangements will be complied with or effectively enforced. The shareholders of the VIE may be involved in personal disputes with third parties or other incidents that may have an adverse effect on their respective equity interests in the VIE and the validity or enforceability of our contractual arrangements with its shareholders. For example, in the event that any of the shareholders of the VIE divorces his or her spouse, the spouse may claim that the equity interest of the VIE held by such shareholder is part of their community property and should be divided between such shareholder and his or her spouse. If such claim is supported by the court, the relevant equity interest may be obtained by the shareholder’s spouse or another third-party who is not subject to obligations under our contractual arrangements, which could negatively affect our rights with respect to the VIE. Similarly, if any of the equity interests of the VIE is inherited by a third-party with whom the current contractual arrangements are not binding, our ability to direct the activities of the VIE that most significantly impact the VIE’s economic performance and receive substantially all the economic benefits from them would be adversely affected, which could cause significant disruption to our business and operations and harm our financial condition and results of operations.
Contractual arrangements in relation to the VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or the VIE owes additional taxes, which could negatively affect our financial condition and the value of your investment.
Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. The Enterprise Income Tax Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine the contractual arrangements among the WFOE, the VIE and its shareholders were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of the VIE in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by the VIE for PRC tax purposes, which could increase our tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on the VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if the VIE’s tax liabilities increase or if it is required to pay late payment fees and other penalties.
We may lose the ability to use and enjoy assets held by the VIE and its subsidiary that are important to our business if the VIE and its subsidiary declare bankruptcy or become subject to a dissolution or liquidation proceeding.
As part of our contractual arrangements with the VIE, the VIE and its subsidiary hold certain assets that are material to the operation of certain portion of our business, including permits, domain names and certain of our intellectual property rights. If the VIE and its subsidiary are declared bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. Under the contractual arrangements, the VIE may not, in any manner, sell, transfer, mortgage or dispose of its assets or legal or beneficial interests in the business without our prior consent. If our consolidated affiliated entity undergoes a voluntary or involuntary liquidation proceeding, the independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.
If the chops of our PRC subsidiary, the VIE and its subsidiary, are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised.
In China, a company chop or seal serves as the legal representation of the company towards third parties even when unaccompanied by a signature. Each legally registered company in China is required to maintain a company chop, which must be registered with the local Public Security Bureau. In addition to this mandatory company chop, companies may have several other chops which can be used for specific purposes. The chops of the WFOE and VIE are generally held securely by personnel designated or approved by us in accordance with our internal control procedures. To the extent those chops are not kept safely, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. In addition, if the chops are misused by unauthorized persons, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.
Our contractual arrangements are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures, which may not protect you as much as those of other jurisdictions, such as the United States.
All the agreements under our contractual arrangements with the VIE and its equity owners are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we could be forced to relinquish our interests in the operations of the VIE and its subsidiary, and our ability to conduct our business may be negatively affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company — B. Business Overview” and “Item 5. Operating and Financial Review and Prospects” incorporated by reference from our most recent annual report on Form 20-F, as well as any amendments thereto, filed with the SEC.
You can identify some of these forward-looking statements by words or phrases, such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
•
the ability of our investigator-initiated trials and clinical trials to demonstrate acceptable safety and efficacy of our product candidates, and other positive results;

•
the timing, progress and results of preclinical studies, investigator-initiated trials and clinical trials for product candidates we may develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs;

•
the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates;

•
our ability to develop and advance our current product candidates and programs into, and successfully complete, clinical trials;

•
our manufacturing, commercialization, and marketing capabilities and strategy;

•
our plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy;

•
the need to hire additional personnel and our ability to attract and retain such personnel;

•
the size of the market opportunity for our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

•
our expectations regarding the approval and use of our product candidates as first, second or subsequent lines of therapy or in combination with other drugs;

•
our ability to consistently maintain effective internal control over financial reporting;

•
our competitive position and the success of competing therapies that are or may become available;

•
our estimates of the number of patients that we will enroll in our clinical trials;

•
the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates;

•
our ability to obtain and maintain regulatory approval of our product candidates;

•
our plans relating to the further development of our product candidates, including additional indications we may pursue;

•
our intellectual property position, including our ability to obtain, maintain, expand, protect and enforce our intellectual property rights covering product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•
our continued reliance on third parties to conduct additional clinical trials of our product candidates, and for the manufacture of our product candidates for preclinical studies and clinical trials;

•
our ability to obtain, and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

•
the pricing and reimbursement of our product candidates we may develop, if approved;

•
the rate and degree of market acceptance and clinical utility of our product candidates we may develop;

•
our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•
our financial performance;

•
the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

•
the impact of laws and regulations;

•
our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act;

•
the effect of epidemics and pandemics, such as the COVID-19 pandemic, or other business disruptions on our business; and

•
our anticipated use of our existing resources and the proceeds from our initial public offering.

You should refer to “Risk Factors” incorporated by reference to our most recent annual report on Form 20-F and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that filed after the date hereof and incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
You should read this prospectus (as supplemented or amended), together with the documents we have filed with the SEC that are incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus and the information incorporated by reference in this prospectus may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus and in the information incorporated by reference in this prospectus is generally reliable, such information is inherently imprecise.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2023 on:
•
an actual basis; and

•
an as adjusted basis to reflect the issuance of 138,900,000 ordinary shares (or equivalent to 27,780,000 of ADSs) for gross proceeds of approximately $100 million pursuant to the Subscription Agreements, after deducting placement agent fees and other offering expenses.

You should read this table in conjunction with other sections of this prospectus (as supplemented or amended) and any documents that they incorporate by reference, including our consolidated financial statements and the related notes.
	As of June 30, 2023 (US$ in thousands, except share and per share amounts)
	Actual	As Adjusted
Cash and cash equivalents	163,340	256,542
Long-term borrowings	5,510	5,510
Equity:
Ordinary shares	31	45
Additional paid-in capital	405,768	498,956
Accumulated other comprehensive income	16,285	16,285
Accumulated deficit	(265,324)	(265,324)
Total shareholders’ equity	156,760	249,962
Total capitalization	162,270	255,472
The number of ordinary shares outstanding in the table above is based on 340,655,139 ordinary shares outstanding as of June 30, 2023 on an actual basis and excludes excluding 22,735,531 ordinary shares issued to the depositary for bulk issuances of the ADSs reserved for future issuances upon the exercise or vesting of awards granted under the Company’s share incentive plans.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of ordinary shares (or ADSs representing such shares) in this offering. The selling shareholders will receive all of the proceeds from this offering.
The selling shareholders will pay any underwriting discounts and commissions and stock transfer taxes incurred by the selling shareholders for brokerage, or legal services or any other expenses incurred by the selling shareholders in disposing of the ordinary shares (or ADSs representing such shares). We will bear all other fees and expenses incurred in effecting the registration of the ordinary shares (or ADSs representing such shares) covered by this prospectus, including registration and filing fees, fees and expenses of our counsel and our independent registered public accountants.

SELLING SHAREHOLDERS
We are registering 183,702,870 ordinary shares, consisting of (i) 138,900,000 ordinary shares (or equivalent to 27,780,000 ADSs) and (ii) 44,802,870 ordinary shares (or equivalent to 8,960,574 ADSs) issuable upon the exercise of Warrants, each of which represents five ordinary shares, to permit each of the selling shareholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares (or ADSs representing such shares) in the manner contemplated under “Plan of Distribution” below.
Except as otherwise disclosed in the footnotes below, none of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us.
The following table sets forth the name of each selling shareholder, the number of ordinary shares beneficially owned by each of the respective selling shareholders as of the date of this prospectus, the number of ordinary shares (or ADSs representing such shares) that may be offered under this prospectus and the number of ordinary shares beneficially owned by the selling shareholders assuming all of the shares covered hereby are sold. The number of ordinary shares in the column “Number of Shares Being Offered” represents all of the ordinary shares (or ADSs representing such shares) that a selling shareholder may offer under this prospectus. The selling shareholders may sell some, all or none of their ordinary shares (or ADSs representing such shares). We do not know how long the selling shareholders will hold the ordinary shares (or ADSs representing such shares) before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale or other disposition of any of the ordinary shares (or ADSs representing such shares). The ordinary shares (or ADSs representing such shares) covered hereby may be offered from time to time by the selling shareholders.
The information set forth below is based upon information obtained from the selling shareholders and upon information in our possession regarding the original issuance of the ordinary shares. The percentages of shares owned after the offering are based on 479,555,139 ordinary shares outstanding as of August 12, 2023, including the ordinary shares covered hereby.
	Shares Beneficially Owned Prior to Offering(1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering(2)
Name of Selling Shareholder	Number	Percent		Number	Percent
RA CAPITAL HEALTHCARE FUND, L.P.(3)	48,600,300	9.99%	48,600,300	—	—
Vivo Opportunity Fund Holdings, L.P.(4)	25,900,025	5.3%	25,900,025	—	—
Vivo Asia Opportunity Fund Holdings, L.P.(5)	22,694,485	4.7%	7,953,700	14,740,785	3.1%
Vivo Opportunity Co-Invest, L.P.(6)	12,252,005	2.5%	12,252,005	—	—
TCG Crossover Fund I, LP(7)	20,095,485	4.1%	20,095,485	—	—
Baker Bros. Advisors LP(8)	18,754,570	3.9%	13,754,570	5,000,000	1.0%
JANUS HENDERSON BIOTECH INNOVATION MASTER FUND LIMITED(9)	11,109,460	2.3%	11,109,460	—	—
Pivotal bioVenture Partners Fund II, L.P.(10)	9,092,565	1.9%	9,092,565	—	—
Sio Partners LP(11)	3,140,085	*	2,023,510	1,116,575	*
Sio Partners Offshore LTD(12)	2,073,080	*	1,349,005	724,075	*
Compass MAV LLC(13)	2,017,585	*	1,349,005	668,580	*
Compass Offshore MAV Limited(14)	1,309,030	*	899,340	409,690	*
Adage Capital Partners, L.P.(15)	5,620,860	1.2%	5,620,860	—	—
Logos Opportunities Fund IV LP(16)	3,673,765	*	3,673,765	—	—
HUDSON BAY MASTER FUND LTD.(17)	2,645,110	*	2,645,110	—	—

	Shares Beneficially Owned Prior to Offering(1)		Number of Shares Being Offered	Shares Beneficially Owned After Offering(2)
Name of Selling Shareholder	Number	Percent		Number	Percent
SPHERA BIOTECH MASTER FUND, LP(18)	7,376,700	1.5%	2,645,110	4,731,590	*
Verition Multi-Strategy Master Fund LTD(19)	572,960	*	572,960	—	—
DCIG Capital Master Fund LP(20)	1,245,555	*	1,245,555	—	—
LAV Public Equity Master Fund(21)	1,818,515	*	1,818,515	—	—
ORBIMED ASIA PARTNERS III, L.P.(22)	1,818,515	*	1,818,515	—	—
LMR MULTI-STRATEGY MASTER FUND LIMITED(23)	2,238,850	*	1,388,680	850,170	*
Emerging Markets Healthcare Partners LLC(24)	1,388,680	*	1,388,680	—	—

*
Represents beneficial ownership of less than one percent.

(1)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of share ownership, that is, shares held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of August 12, 2023. In computing the number of ordinary shares beneficially owned by a selling shareholder and the percentage ownership of such selling shareholder, we deemed ordinary shares issuable upon the exercise of Warrants as beneficially owned by such selling shareholder because such Warrants are exercisable within 60 days of August 12, 2023. We did not deem such ordinary shares outstanding, however, for the purpose of computing the percentage ownership of any other selling shareholder.

(2)
Assumes that all shares being registered in this prospectus (or ADSs representing such shares) are resold to third parties and that with respect to a particular selling shareholder, such selling shareholder sells all ordinary shares registered under this prospectus (or ADSs representing such shares) held by such selling shareholder.

(3)
The number reported under “Shares Beneficially Owned Prior to Offering” consists of (i) 41,666,665 ordinary shares and (ii) 6,933,635 ordinary shares issuable upon exercise of the Warrants; provided, that, the number of shares beneficially owned by RA Capital Healthcare Fund, L.P. (“RACHF”) is limited by beneficial ownership limitations applicable to the exercise of the Warrants held by RACHF, which limit the number of shares RACHF can beneficially own after the exercise of the Warrants to a maximum of 9.99% of our outstanding ordinary shares and as a result of such limitations, the number of shares beneficially owned by RACHF listed above under the column “Shares Beneficially Owned Prior to Offering” does not include an aggregate of 6,506,150 ordinary shares issuable upon the exercise of the Warrants held by RACHF. RA Capital Management, L.P. (“RA Capital”) is the investment manager for RACHF. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. RA Capital serves as investment adviser for RACHF and may be deemed a beneficial owner of the securities described herein as held by RACHF. The business address of the persons and entities set forth herein is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(4)
The number reported under “Shares Beneficially Owned Prior to Offering” consists of (i) 19,583,330 ordinary shares and (ii) 6,316,695 ordinary shares issuable upon exercise of the Warrants. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund Holdings, L.P. The address of the selling shareholder is 192 Lytton Avenue, Palo Alto, CA 94301.

(5)
The number reported under “Shares Beneficially Owned Prior to Offering” consists of (a) 14,740,785 ordinary shares, (b) (i) 6,013,890 ordinary shares and (iii) 1,939,810 ordinary shares issuable upon exercise of the Warrants. Vivo Asia Opportunity, LLC is the general partner of Vivo Asia Opportunity Fund Holdings, L.P. The address of the selling shareholder is 192 Lytton Avenue, Palo Alto, CA 94301.
(6)
The number reported under “Shares Beneficially Owned Prior to Offering” consists of (i) 9,263,890 ordinary shares and (ii) 2,988,115 ordinary shares issuable upon exercise of the Warrants. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Co-Invest, L.P. The address of the selling shareholder is 192 Lytton Avenue, Palo Alto, CA 94301.

(7)
The number reported under “Shares Beneficially Owned Prior to Offering” consists of (i) 15,194,445 ordinary shares and (ii) 4,901,040 ordinary shares issuable upon exercise of the Warrants. TCG Crossover GP, LLC (“TCG Crossover”) is the investment manager of TCG Crossover Fund I, L.P. and may be deemed to have sole voting and dispositive power over the shares held by TCG Crossover Fund I, L.P. The address of the selling shareholder is 705 High St., Palo Alto, CA 94301.

(8)
The number reported under “Shares Beneficially Owned Prior to Offering” consists of (a) (i) 368,560 ordinary shares, (ii) 774,540 ordinary shares and (iii) 249,830 ordinary shares issuable upon exercise of the Warrants held directly by 667, L.P. (“667”) and (b) (i) 4,631,440 ordinary shares, (ii) 9,625,460 ordinary shares and (iii) 3,104,740 ordinary shares issuable upon exercise of the Warrants held by Baker Brothers Life Sciences, L.P. (“Life Sciences”, and together with 667, the “Baker Funds”). Baker Bros. Advisors LP (“the Adviser”) is the investment adviser to the Baker Funds and has the sole voting and investment power with respect to the securities held by the Baker Funds and thus may be deemed to beneficially own such securities. Baker Bros. Advisors (GP) LLC (the “Adviser GP”) is the sole general partner of the Adviser and thus may be deemed to beneficially own the securities held by the Baker Funds. The managing members of the Adviser GP are Julian C. Baker and Felix J. Baker, who may be deemed to beneficially own the securities held by the Baker Funds. Julian C. Baker, Felix J. Baker, the Adviser and the Adviser GP disclaim beneficial ownership of all shares held by the Baker Funds, except to the extent of their indirect pecuniary interest therein. The business address of the Adviser, the Adviser GP, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.

(9)
The number reported under “Shares Beneficially Owned Prior to Offering” consists of (i) 8,400,000 ordinary shares and (ii) 2,709,460 ordinary shares issuable upon exercise of the Warrants. Janus Capital Management LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, acts as investment adviser for Janus Henderson Biotech Innovation Master Fund Limited (“JHBIF”) and has the ability to make decisions with respect to the voting and disposition of the shares. Under the terms of its management contract with JHBIF, Janus has overall responsibility for directing the investments of JHBIF in accordance with its investment objective, policies and limitations. JHBIF has one or more portfolio managers appointed by and serving at the pleasure of Janus to make decisions with respect to the voting and disposition of the shares. The address of each of JHBIF and Janus is 151 Detroit Street, Denver, Colorado 80206.

(10)
The number reported under “Shares Beneficially Owned Prior to Offering” consists of (i) 6,875,000 ordinary shares and (ii) 2,217,565 ordinary shares issuable upon exercise of the Warrants. The natural persons who make investment decisions with respect to the shares of the Company held by Pivotal bioVenture Partners Fund II, L.P. (“Fund II”), are the members of the Executive Committee of Nan Fung Group Holdings Limited (“NFGHL”), the indirect beneficial owner of the general partner of Fund II. The members of the NFGHL Executive Committee are Mr. Kam Chung Leung, Mr. Frank Kai Shui Seto, Mr. Vincent Sai Sing Cheung, Mr. Pui Kuen Cheung, Ms. Vanessa Tih Lin Cheung, Mr. Meng Gao, and Mr. Chun Wai Nelson Tang. The address of Pivotal bioVenture Partners Fund II, L.P. is Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY 1-1111, Cayman Islands.

(11)
The number reported under “Shares Beneficially Owned Prior to Offering” consists of (a) 1,116,575 ordinary shares, (b) (i) 1,530,000 ordinary shares and (ii) 493,510 ordinary shares issuable upon exercise of the Warrants. Sio Capital Management, LLC serves as investment advisor of Sio Partners LP. Sio GP, LLC is the general partner of Sio Partners LP. Michael Castor, as principal of Sio GP, LLC, has voting and investment control over the securities beneficially owned by Sio Partners LP. Each of Sio Capital Management, LLC, Sio GP, LLC and Michael Castor disclaims beneficial ownership over the securities held of record by Sio Partners LP, except to the extent of its or his pecuniary interest therein. The address for Sio Partners LP is 600 Third Avenue, 2nd Floor, New York, New York 10016.

(12)
The number reported under “Shares Beneficially Owned Prior to Offering” consists of (a) 724,075 ordinary shares, (b) (i) 1,020,000 ordinary shares and (ii) 329,005 ordinary shares issuable upon exercise of the Warrants. Sio Capital Management, LLC (“Sio Management”) is the investment manager of Sio Partners Offshore LTD, and Michael Castor is the sole owner and Managing Member of Sio Management. Sio Management and Mr. Castor may be deemed to beneficially own the securities held by Sio Partners Offshore LTD. Each of Sio Management and Mr. Castor disclaim beneficial ownership of any of the securities they may be deemed to beneficially own except to the extent of their respective pecuniary interest therein. The address for Sio Partners Offshore LTD is 600 Third Avenue, 2nd Floor, New York, New York 10016.

(13)
The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (a) 668,580 ordinary shares, (b) (i) 1,020,000 ordinary shares and (ii) 329,005 ordinary shares issuable upon exercise of the Warrants. Sio Capital Management, LLC (“Sio Management”) is the investment manager of Compass MAV LLC, and Michael Castor is the sole owner and Managing Member of Sio Management. Sio Management and Mr. Castor may be deemed to beneficially own the securities held by Compass MAV LLC. Each of Sio Management and Mr. Castor disclaim beneficial ownership of any of the securities they may be deemed to beneficially own except to the extent of their respective pecuniary interest therein. The address for Compass MAV LLC is 600 Third Avenue, 2nd Floor, New York, New York 10016.

(14)
The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (a) 409,690 ordinary shares, (b) (i) 680,000 ordinary shares and (ii) 219,340 ordinary shares issuable upon exercise of the Warrants. Sio Capital Management, LLC (“Sio Management”) is the investment manager of Compass Offshore MAV Limited, and Michael Castor is the sole owner and Managing Member of Sio Management. Sio Management and Mr. Castor may be deemed to beneficially own the securities held by Compass Offshore MAV Limited. Each of Sio Management and Mr. Castor disclaim beneficial ownership of any of the securities they may be deemed to beneficially own except to the extent of their respective pecuniary interest therein. The address for Compass Offshore MAV Limited is 600 Third Avenue, 2nd Floor, New York, New York 10016.

(15)
The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (i) 4,250,000 ordinary shares and (ii) 1,370,860 ordinary shares issuable upon exercise of the Warrants. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage Capital Partners, L.P., and each such person or entity, as the case may be, may be deemed the beneficial owner of such shares. The address of Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd Floor, Boston MA 02116.

(16)
The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (i) 2,777,780 ordinary shares and (ii) 895,985 ordinary shares issuable upon exercise of the Warrants. Logos Opportunities IV GP LLC (“Logos Opportunities GP”) is the general partner of Logos Opportunities Fund IV LP (“Logos Opportunities”). Arsani William and Graham Walmsley are the members of Logos Opportunities GP. Mr. William and Mr. Walmsley each disclaim beneficial ownership of these shares, except to the extent of each’s pecuniary interest in such shares, if any. The principal address of Logos Opportunities is 1 Letterman Drive, Building C, Suite C3-350, San Francisco, CA 94129.

(17)
The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (i) 2,000,000 ordinary shares and (ii) 645,110 ordinary shares issuable upon exercise of the Warrants. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 28 Havemeyer Pl, Fl 2, Greenwich, CT 06830.

(18)
The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (a) 4,731,590 ordinary shares, (b) (i) 2,000,000 ordinary shares and (ii) 645,110 ordinary shares issuable upon exercise of the Warrants. Each of (i) Sphera Global Healthcare Management LP as the investment manager of Sphera Biotech Master Fund L.P., (ii) Sphera Global Healthcare GP Ltd

(“SGH”) as the general partner of Sphera Global Healthcare Management LP, and (iii) Sphera Fund Management Ltd as a controlling entity of SGH, may be deemed to beneficially own the 6,731,590 ordinary shares and 645,110 ordinary shares issuable upon the exercise of Warrants held by Sphera Biotech Master Fund L.P. that are beneficially owned by Sphera Biotech Master Fund L.P. Each of Sphera Global Healthcare Management LP, SGH and Sphera Fund Management Ltd may be deemed to share voting and investment power over the shares held by Sphera Biotech Master Fund L.P. and disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. The address of Sphera Biotech Master Fund L.P. is Yitzhak Sadeh 4, Entrance A, 29th floor, Tel Aviv 6777520, Israel.
(19)
The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (i) 433,220 ordinary shares and (ii) 139,740 ordinary shares issuable upon exercise of the Warrants. Verition Fund Management LLC serves as the investment manager to Verition Multi-Strategy Master Fund Ltd. In such capacity, Verition Fund Management LLC may be deemed to have voting and dispositive power over the shares held for Verition Multi-Strategy Master Fund Ltd. Mr. Nicholas Maounis is currently the managing member of Verition Fund Management LLC. The address of Verition Multi-Strategy Master Fund Ltd is Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(20)
The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (i) 941,780 ordinary shares and (ii) 303,775 ordinary shares issuable upon exercise of the Warrants. DCIG Capital Master Fund LP (“DCIG”), is indirectly owned and controlled by an entity in which Kai (Steve) Zheng, serves as the majority owner. Mr. Zheng has voting and dispositive power over the securities held by DCIG. The address of DCIG is 27 Hospital Road George Town, Grand Cayman KY1-9008 Cayman Islands.

(21)
The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (i) 1,375,000 ordinary shares and (ii) 443,515 ordinary shares issuable upon exercise of the Warrants. The address of LAV Public Equity Master Fund is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(22)
The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (i) 1,375,000 ordinary shares and (ii) 443,515 ordinary shares issuable upon exercise of the Warrants. OrbiMed Asia GP III, L.P. is the general partner of OrbiMed Asia Partners III, L.P. or OAP III. OrbiMed Advisors LLC, or Advisors, and OrbiMed Capital LLC, or Capital, are investment advisors in accordance with ss.240.13d-1(b)(1)(ii)(E). Advisors is the investment manager to OrbiMed Asia GP III, L.P. Advisors and Capital exercise investment and voting power over the shares through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares. The principal business address of OrbiMed Capital LLC and OrbiMed Advisors LLC is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(23)
The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (a) 850,170 ordinary shares, (b) (i) 1,050,000 ordinary shares and (ii) 338,680 ordinary shares issuable upon exercise of the Warrants. LMR Partners LLP and LMR Partners LLC (the “LMR IMs”) are the investment managers LMR Multi-Strategy Master Fund Limited (formerly known as LMR Master Fund Limited). The directors of LMR Multi-Strategy Master Fund Limited, the LMR IMs and the direct and indirect beneficial owners of the LMR IMs, including Ben Levine, as principal of the LMR IMs and, which such owners/principal may be deemed to control the LMR IMs (collectively, the “Directors and Principals”) have shared voting and dispositive power of the shares held by LMR Multi-Strategy Master Fund Limited. The Directors and Principals disclaim beneficial ownership of securities held by LMR Multi-Strategy Master Fund Limited. The address of LMR Multi-Strategy Master Fund Limited is c/o LMR Partners LLC, 412 West 15th Street, 9th Floor, New York, NY 10011.

(24)
The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consists of (i) 1,050,000 ordinary shares and (ii) 338,680 ordinary shares issuable upon exercise of the Warrants. Samuel D. Isaly has voting and dispositive power over the securities held by Emerging Markets Healthcare Partners LLC (the “Exome Funds”). Mr. Isaly disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address of the Exome Funds is 330 Madison Avenue, Suite 3010, New York NY 10017.

PLAN OF DISTRIBUTION
We are registering 183,702,870 ordinary shares, consisting of (i) 138,900,000 ordinary shares (or equivalent to 27,780,000 ADSs) and (ii) 44,802,870 ordinary shares (or equivalent to 8,960,574 ADSs) issuable upon the exercise of Warrants, to permit each of the selling shareholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares (or ADSs representing such shares) in the manner contemplated in this section. We will not receive any of the proceeds from the sale of ordinary shares (or ADSs representing such shares) in this offering.
The selling shareholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares (or ADSs representing such shares) or interests in any such shares on any stock exchange, market or trading facility on which the ordinary shares or ADSs are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholders may use one or more of the following methods when disposing of the shares represented by ADSs or interests therein:
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell ordinary shares (or ADSs representing such shares) as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
through brokers, dealers or underwriters that may act solely as agents;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales;

•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•
broker-dealers may agree with the selling shareholders to sell a specified number of ordinary shares (or ADSs representing such shares) or interests in such shares at a stipulated price per share;

•
a combination of any such methods of disposition; and

•
any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of ordinary shares (or ADSs representing such shares), from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
The selling shareholders may from time to time pledge or grant a security interest in some or all of the ordinary shares (or ADSs representing such shares) owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell ordinary shares (or ADSs representing such shares) from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.
Upon being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of ordinary shares (or ADSs representing such shares) through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act will be filed, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of ordinary shares (or ADSs representing such shares) involved, (iii) the price at which such ordinary shares (or ADSs representing such shares) were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
The selling shareholders also may transfer the ordinary shares (or ADSs representing such shares) in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the ordinary shares (or ADSs representing such shares) or interests in such shares, the selling shareholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales in the course of hedging the positions they assume. The selling shareholders may also sell ordinary shares (or ADSs representing such shares) short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares (or ADSs representing such shares) offered by this prospectus, which ordinary shares (or ADSs representing such shares) such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling shareholders and any broker-dealers or agents that are involved in selling the ordinary shares (or ADSs representing such shares) may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, or FINRA, or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.
There can be no assurance that any selling shareholder will sell any or all of the ordinary shares (or ADSs representing such shares) registered pursuant to the registration statement, of which this prospectus forms a part.
We have advised the selling shareholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the ordinary shares (or ADSs representing such shares). The foregoing may affect the marketability of ordinary shares and the ADSs representing such ordinary shares.
The aggregate proceeds to the selling securityholders from the sale of ordinary shares (or ADSs representing such shares) offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase to be made directly or through agents. We will not receive any of the proceeds from this offering.
We are required to pay all fees and expenses incident to the registration of the shares, other than any underwriting discounts, selling commissions, transfer taxes, depositary fees and fees and disbursements of counsel. We have agreed to indemnify the selling shareholders their partners, members, officers and directors, and each person who controls such selling shareholders against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise).
We have agreed with the selling shareholders party to the Subscription Agreement to use our commercially reasonable efforts to ensure that the ordinary shares constituting registrable shares then represented by ADSs under the Subscription Agreement are registered for sale under the Securities Act as contemplated by the Subscription Agreement, and that the class of ADSs is registered under the Exchange Act. Such obligations shall cease and terminate, with respect to such registrable shares, upon the earlier to occur of (a) such time such registrable shares have been resold, or (b) such time such registrable shares no longer remain registrable shares pursuant to the Subscription Agreement.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (as amended) of the Cayman Islands, which we refer to as the Companies Act below and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital will be $100,000 divided into 1,000,000,000 shares, comprising of (i) 600,000,000 ordinary shares of a par value of $0.0001 each, and (ii) 400,000,000 undesignated shares of a par value of $0.0001 each of such class or classes (however designated) as our board of directors may determine in accordance with our current memorandum and articles of association, or Memorandum and Articles of Association.
Our Memorandum and Articles of Association
The following are summaries of material provisions of our Memorandum and Articles of Association, insofar as they relate to the material terms of our ordinary shares.
Objects of Our Company.   Under our amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.
Ordinary Shares.   Our ordinary shares are issued in registered form and are issued when registered in our register of shareholders. We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our amended and restated memorandum and articles of association provide that the directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or the credit standing in our company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid.
Voting Rights.   Holders of our ordinary shares shall be entitled to one vote per ordinary share. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes attaching to the total shares which are present in person or by proxy at the meeting.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least ten calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least two holders of shares being not less than an aggregate of fifty percent (50%) of all votes attaching to all shares in issue and entitled to vote.
The Companies Act only provides shareholders with limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before general meeting. However, the Companies Act may provide shareholders with limited rights to requisition a general meeting, but such rights must be stipulated in the articles of association of our company.
Transfer of Ordinary Shares.   Subject to the restrictions set out in our amended and restated memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of ordinary shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

•
the ordinary shares transferred are free of any lien in favor of our company; and

•
a fee of such maximum sum as The Nasdaq Global Select Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of The Nasdaq Global Select Market, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   Whenever the capital of our company is divided into different classes, the rights attached to any such class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.
Issuance of Additional Shares.   Our amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares, without the need for any approval or consent from our shareholders.
Our amended and restated memorandum of association also authorizes our board of directors, without the need for any approval or consent from our shareholders, to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•
the designation of the series;

•
the number of shares of the series;

•
the dividend rights, dividend rates, conversion rights, voting rights;

•
the rights and terms of redemption and liquidation preferences; and

•
any other powers, preferences and relative, participating, optional and other special rights.

Our board of directors may issue preferred shares without the need for any approval or consent from, or other action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of list of shareholders or our corporate records (save for our memorandum and articles of association and our register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”
Anti-Takeover Provisions.   Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
•
authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

•
limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.   We are an exempted company with limited liability incorporated under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
•
does not have to file an annual return of its shareholders with the Registrar of Companies;

•
is not required to open its register of members for inspection;

•
does not have to hold an annual general meeting;

•
may issue negotiable or bearer shares or shares with no par value;

•
may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•
may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
may register as a limited duration company; and

•
may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Listing
Our ADSs are listed on The Nasdaq Global Select Market under the trading symbol “GRCL.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent five ordinary shares (or a right to receive five ordinary shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.
•
Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.
•
Shares.   The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
•
Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

•
Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed, or as described in the following sentence. If (i) we ask the depositary to solicit your instructions at least 30 days before the meeting date, (ii) the depositary does not receive voting instructions from you by the specified date and (iii) we confirm to the depositary that:
•
we wish to receive a proxy to vote uninstructed shares;

•
we reasonably do not know of any substantial shareholder opposition to a particular question; and

•
the particular question is not materially adverse to the interests of shareholders,

the depositary will consider you to have authorized and directed it to give, and it will give, a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to that question.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.
Fees and Expenses
An ADS holder will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of the ADSs):

Persons depositing or withdrawing shares or ADS holders must pay:	For
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$0.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$0.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if
•
60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•
we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•
we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•
the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

•
we appear to be insolvent or enter insolvency proceedings;

•
all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•
there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•
there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
•
are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•
are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•
are not liable if we or it exercises discretion permitted under the deposit agreement;

•
are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•
have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•
may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•
are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•
the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
•
payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•
satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
•
when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•
when you owe money to pay fees, taxes and similar charges; or

•
when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder communications; inspection of register of holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

LEGAL MATTERS
We are being represented by Cooley LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of our ordinary shares and certain other matters of Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Certain legal matters as to PRC law will be passed upon for us by AllBright Law Offices. Cooley LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law and AllBright Law Offices with respect to matters governed by PRC law.

EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The office of PricewaterhouseCoopers Zhong Tian LLP is located at 42/F New Bund Center, 588 Dongyu Road, Pudong New Area, Shanghai 200126, the People’s Republic of China.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
•
political and economic stability;

•
an effective judicial system;

•
tax neutrality;

•
the absence of exchange control or currency restrictions; and

•
the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
•
the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to those of the United States; and

•
Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Certain of our directors are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Cayman Islands
The Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, or in respect of a fine or other penalty (which may include a multiple damages judgment in an anti-trust action)). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by applying the law of equity and determining whether the principle of comity requires recognition. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 12 years of the judgment becoming enforceable, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature, or if such judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Such a determination has not yet been made by the Grand Court of the Cayman Islands, and it is therefore uncertain whether such civil liability judgments from the Foreign Court would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.
PRC
AllBright Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of the PRC would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (ii) entertain original actions brought in the PRC against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
AllBright Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. As of the date of this prospectus, there exists no treaty or other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments, including those predicated upon the liability provisions of the U.S. federal securities laws. In addition, under the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgement violates the basic legal principles or national sovereignty, safety or social public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to China for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis, and a cause for the case. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. However, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares or ADSs representing our ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We also maintain a website at www.gracellbio.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
The documents we are incorporating by reference are:
•
our annual report on Form 20-F for the year ended December 31, 2022, filed with the SEC on April 25, 2023;

•
our Reports on Form 6-K furnished to the SEC on January 6, 2023; February 7, 2023; March 14, 2023; March 15, 2023; March 16, 2023; May 16, 2023; May 16, 2023; June 5, 2023; June 5, 2023; June 14, 2023; July 14, 2023 and August 7, 2023; and

•
the description of the securities contained in our registration statement on Form 8-A filed on January 4, 2021, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description, including the description of the our securities included as Exhibit 2.5 to the Company’s Annual Report on Form 20-F filed with the SEC on April 25, 2023.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Building 12, Block B, Phase II
Biobay Industrial Park
218 Sangtian St.
Suzhou Industrial Park, 215123
People’s Republic of China
+86 512-6262-6701
You may also access these documents on our website, www.gracellbio.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES ASSOCIATED WITH REGISTRATION
The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.
	US$
SEC Registration Fee		13,179
Printing and Engraving Expenses		5,240
Legal Fees and Expenses		750,000
Accounting Fees and Expenses		7,143
Miscellaneous		50,000
Total	US$	825,562

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against conduct amounting to willful default, willful neglect, fraud or dishonesty, for example, civil fraud or the consequences of committing a crime. Our articles of association provide for indemnification of officers and directors for actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained their capacities as such, except through their own dishonesty, willful default or fraud.
Pursuant to the indemnification agreements, the form of which has been filed as Exhibit 10.3 to the registration statement on Form F-1 filed with the Securities and Exchange Commission on December 18, 2020 (File No. 333-251494), as amended, we agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.
The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9.   Exhibits
See the Exhibit Index included herewith which is incorporated herein by reference.
Item 10.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or

Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description of Document	Incorporation by Reference
		Form	File No.	Exhibit No.	Filing Date
1.1*	Form of Underwriting Agreement
3.1	Amendment to the Fourth Amended and Restated Memorandum of Association	6-K	001-39838	3.1	July 14, 2023
4.1	Registrant’s Specimen Certificate for ordinary shares	F-1	333-251494	4.2	December 18, 2020
4.2	Deposit Agreement, dated January 7, 2021, among the Registrant, The Bank of New York Mellon as the depositary and holders of the American Depositary Shares	S-8	333-253486	4.3	February 25, 2021
5.1**	Opinion of Harney Westwood & Riegels, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered
10.1	Form of Subscription Agreement, dated as of August 7, 2023, by and between the Registrant and the purchasers listed thereon	6-K	001-39838	10.1	August 7, 2023
23.1**	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent Registered Public Accounting Firm
23.2**	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.3**	Consent of AllBright Law Offices
24.1**	Power of Attorney (included on signature page)
107**	Calculation of Filing Fee Table

*
To be subsequently filed, if applicable, by an amendment to this registration statement or by a Report on Form 6-K and incorporated herein by reference.

**
Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Suzhou, China on August 24, 2023.
Gracell Biotechnologies Inc.
By:
/s/ William Wei Cao

Name:
William Wei Cao

Title:
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William Wei Cao and Yili Kevin Xie and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ William Wei Cao Dr. William Wei Cao	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 24, 2023
/s/ Yili Kevin Xie Dr. Yili Kevin Xie	Chief Financial Officer (Principal Financial and Accounting Officer)	August 24, 2023
/s/ Guotong Xu Dr. Guotong Xu	Independent Director	August 24, 2023
/s/ Wendy Hayes Ms. Wendy Hayes	Independent Director	August 24, 2023
/s/ Christophe Kin Ping Lee Mr. Christophe Kin Ping Lee	Independent Director	August 24, 2023
/s/ David Guowei Wang Dr. David Guowei Wang	Director	August 24, 2023

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the fully authorized representative in the United States of Gracell Biotechnologies Inc., has signed this registration statement on Form F-3 in New York on August 24, 2023.
Authorized U.S. Representative Cogency Global Inc.
By:
/s/ Collen A. De Vries

Name:
Collen A. De Vries

Title:
Senior Vice President